As filed with the Securities and Exchange Commission on November 29, 2006
                        (Registration No. 333-__________)

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                    EXCELLENCY INVESTMENT REALTY TRUST, INC.
                 (Name of small business issuer in its charter)

              Maryland                              6500                         73-0731559
  (State or other jurisdiction of       (Primary Standard Industrial          (I.R.S. Employer
   incorporation or organization)       Classification Code Number)        Identification Number)

                          270 Laurel Street, 1st Floor
                               Hartford, CT 06105
                                 (860) 728-1959
          (Address and telephone number of principal executive offices)


                                Mr. David Mladen
                      President and Chief Executive Officer
                          270 Laurel Street, 1st Floor
                               Hartford, CT 06105
                               Tel: (860) 728-1959
                               Fax: (860) 525-1654
            (Name, address and telephone number of agent for service)

                         Copy of all communications to:

                             Peter J. Gennuso, Esq.
                               Gersten Savage LLP
                              600 Lexington Avenue
                               New York, NY 10022
                               Ph. (212) 752-9700
                               Fax: (212) 980-5192

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------
     Title of Each                            Proposed              Proposed
        Class of                              Maximum               Maximum
       Securities          Amount to Be    Offering Price   Aggregate Offering Price    Amount of
    to be Registered      Registered(1)      Per Share                (2)              Registration
                                               (1)(2)                                      Fee
-----------------------------------------------------------------------------------------------------
Common Stock, $0.01
par value                  6,573,000(3)        $3.77              $24,780,210           $2,651.48
-----------------------------------------------------------------------------------------------------

     (1) The shares of our Common Stock being registered hereunder are being registered for resale by the selling securityholders named in the prospectus. In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions. For purposes of estimating the number of shares of our Common Stock to be included in this registration statement, we calculated a good faith estimate of the number of shares that we believe may be issuable pursuant to the equity line financing to account for market fluctuations. Should we have insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

     (2) There has been no "public market" for our common stock during the past five years. Therefore, for the purposes of this registration fee calculation, we have valued our shares of common stock at $3.77 per share, based upon the price at which our majority stockholder and sole officer and director purchased 33,762 shares of our common stock and preferred stock convertible into 55,000 additional shares of our common stock, as of September 28, 2005.

     (3) Represents (i) 5,000,000 shares of common stock underlying an equity line transaction; and (ii) 1,573,000 shares of common stock issuable upon conversion of shares of our Series A Convertible Preferred Stock held by David Mladen, the Company's Chief Executive Officer.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                 Subject to Completion, Dated November 29, 2006

PRELIMINARY PROSPECTUS
                                6,573,000 SHARES

                    EXCELLENCY INVESTMENT REALTY TRUST, INC.

                                  COMMON STOCK


         This prospectus relates to the resale of up to 6,573,000 shares of our common stock, par value $0.01 per share consisting of (i) 5,000,000 shares of common stock issuable to Dutchess Private Equities Fund, LP ("Dutchess"); and
(ii) 1,573,000 shares of common stock issuable upon conversion of shares of our Series A Convertible Preferred Stock held by David Mladen, our President and Chief Executive Officer, and director ("Mladen" with Dutchess, the "Selling Securityholders"). The Selling Securityholders may sell their common stock from time to time at prevailing market prices.

         Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and is quoted on the over-the-counter market and prices are reported on the OTC Bulletin Board under the symbol "EIVR." There is currently only a limited trading market in our common stock and we do not know whether an active trading market will develop. On November 27, 2006, the closing price as reported was $10.01.

         The Selling Securityholders, and any participating broker-dealers ,may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any commissions or discounts given to any such broker-dealer may be regarded a underwriting commissions or discounts under the Securities Act of 1933. The Selling Securityholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.

         We agree to pay the expenses of registering the foregoing shares of our common stock.

         We will not receive any of the proceeds from the sale or other disposition of the shares of common stock or interests therein, covered by this prospectus.

         INVESTMENT IN THE COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU MAY LOSE YOUR ENTIRE INVESTMENT. CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS BEFORE INVESTING.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this prospectus is November __ , 2006

         You should rely only on the information contained in this prospectus. We have not, and the Selling Securityholders has not, authorized anyone, including any salesperson or broker, to give oral or written information about this offering, Excellency Investment Realty Trust, Inc., or the shares of common stock offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it. We are not, and the Selling Securityholders is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

         This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

                                TABLE OF CONTENTS

Prospectus Summary ............................................................................1
        The Company ...........................................................................1
        The Offering ..........................................................................4
        Transaction Summary ...................................................................5
Summary Financial Information .................................................................7
Risk Factors ..................................................................................8
Special Note Regarding Forward-Looking Statements ............................................18
Use of Proceeds ..............................................................................19
Market for Our Shares ........................................................................19
Holders ......................................................................................19
Dividend Policy ..............................................................................19
Management's Discussion and Analysis of Financial Condition and Results of Operations ........20
Business .....................................................................................33
Legal Proceedings ............................................................................38
Description of Properties ....................................................................39
Management ...................................................................................41
Executive Compensation .......................................................................43
Security Ownership of Certain Beneficial Owners and Management ...............................44
Certain Relationships and Related Transactions ...............................................45
Description of Securities ....................................................................46
Shares Eligible for Resale ...................................................................50
Selling Securityholders ......................................................................51
Plan of Distribution .........................................................................55
Legal Matters ................................................................................57
Experts ......................................................................................57
Where You Can find Additional Information ....................................................58
Index to Financial Statements ................................................................F-1

                               PROSPECTUS SUMMARY

This Summary highlights some information from this prospectus, and it may not contain all of the information that is important you. You should read the entire prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under "risk factors," and our financial statements and the accompanying notes.

In this prospectus, "we", "us," "Company" and "our", refer to Excellency Investment Realty Trust, Inc., and its wholly-owned subsidiaries, unless the context otherwise requires. Unless otherwise indicated, the information in this prospectus reflects our recent reincorporation in the State of Maryland. Unless otherwise indicated, the term "year," "fiscal year" or "fiscal" refers to our fiscal year ending December 31st. Unless we tell you otherwise, the term "common stock" as used in this prospectus refers to our Common Stock.

                    EXCELLENCY INVESTMENT REALTY TRUST, INC.

CORPORATE HISTORY

Excellency Investment Realty Trust, Inc. and its predecessor companies were originally incorporated in 1963 as Dorsett Educational Systems, Inc. ("Dorsett"). From 1963 through the mid-1980's, Dorsett was in the business of developing and marketing educational material. During that same period, the stock of the Dorsett was publicly traded.

In 1990, Dorsett acquired, in a stock for stock exchange, a privately owned business that developed, marketed and distributed a diverse line of gift and novelty products, and changed its name to Laid Back Enterprises, Inc. ("Laid Back"). Pursuant to a Split-Off Agreement, dated December 20, 2002 (the "Split-Off Agreement"), Laid Back distributed its gift design and merchandising business to Max Colclasure and Ronald Hurt in exchange for a substantial portion of the shares of Laid Back owned by Mr. Colclasure and Mr. Hurt. The shareholders also voted to approve a change of name from Laid Back to Gift Liquidators, Inc. During the third quarter of 2005, the Company's management determined that it would no longer pursue its interests in the gift liquidation business.


Series A Preferred Stock Purchase

On September 28, 2005, the Company entered into a Preferred Stock Purchase Agreement with David Mladen, our President and Chief Executive Officer pursuant to which Mr. Mladen purchased 11,000 shares of the Company's Series A Convertible Preferred Stock, $0.01 par value per share ("Series A Preferred Stock"), for an aggregate purchase price of $10,000 (the "Preferred Stock Transaction"). Following recent amendments to our charter documents, each share of the Company's Series A Preferred Stock is convertible at any time, at the holder's option, into 143 shares of the Company's common stock, subject to certain adjustment.

Simultaneous with the closing of the Preferred Stock Transaction, Mr. Mladen acquired approximately 33,761 shares of our common stock, representing approximately 28.6% of our issued and outstanding common stock ("Common Stock Transaction").

As a result of the Preferred Stock Transaction and the Common Stock Transaction, Mr. Mladen owned and/or controlled approximately 51% of the Company's voting power.

Merger

Eternal Enterprise, Inc. ("Eternal") was incorporated in the State of Connecticut on June 18, 1997. Eternal is in the business of acquiring, developing, holding for investment, operating and selling residential real estate properties in the United States. Eternal owns eight (8) residential real estate properties (collectively, the "Properties").

Prior to the Reverse Merger (as described below) Mr. Mladen, the Company's majority stockholder and sole officer and director, was also the majority stockholder and the sole officer and director of Eternal. The other stockholders of Eternal were (i) Mr. Mladen's daughter, (ii) Mr. Mladen's son-in-law, (iii) Mr. Mladen's son, and (iv) Mr. Mladen's daughter-in-law (collectively, with Mr. Mladen, the "Pre-Acquisition Eternal Stockholders").

In October 2005, the Company formed eight limited partnerships as wholly-owned Delaware subsidiaries of the Company (the "Limited Partnerships").

On November 4, 2005, the Pre-Acquisition Eternal Stockholders exchanged, in the aggregate, 100% of the issued and outstanding shares of Common Stock of Eternal for (i) limited partnership interests representing 20% of the total partnership interests in each of the Limited Partnerships, and (ii) unsecured promissory notes payable to the Pre-Acquisition Eternal Stockholders in the aggregate principal amount of $2,610,006 (the "LP Notes"), pursuant to Contribution Agreements between the Pre-Acquisition Eternal Stockholders and the Limited Partnerships (the "Reverse Merger"). As a result, Eternal is now 100% owned, in the aggregate, by the Limited Partnerships.

In consideration of the Company's ownership of 80% of the total partnership interests of each of the Limited Partnerships that now own 100% of Eternal, the Company agreed to assume the LP Notes.

The partnership interests of the Limited Partnerships were exchanged for shares of common stock of Eternal based upon the ratio by which the value of each Property bears to the aggregate value of all of the Properties.

Reincorporation

On September 20, 2006, Gift Liquidators, Inc., an Oklahoma corporation, reincorporated in the State of Maryland by virtue of its merger with and into us (the "Reincorporation by Merger"). The Reincorporation by Merger was consummated pursuant to an Agreement and Plan of Merger by and between Gift Liquidators, Inc. and us, dated July 19, 2006 (the "Merger Agreement"). As a result, we are the surviving entity.

Issuance of Series C Preferred Stock

On October 18, 2006, we issued 43,500 shares of our series C convertible preferred stock, $0.01 par value per share (the "Series C Shares"), to Mr. Mladen, our President and Chief Executive Officer, and a director of ours. The Series C Shares were issued to Mr. Mladen, in consideration for his agreement to waive $720,000 of liquidated damages owed to Mr. Mladen as a result of our failure to satisfy certain of our registration requirements. On October 24, 2006, Mr. Mladen converted the Series C Shares into 43,500,000 shares of our common stock, $0.01 par value per share.

CORPORATE OVERVIEW

We own a portfolio consisting of eight (8) residential apartment properties consisting of 273 units. Our revenues consist primarily of fixed rental income from our residential properties. Our properties are primarily located in Hartford, Connecticut. We seek to acquire existing properties for investment. We also acquire properties which we feel have redevelopment potential and make changes and capital improvements to these properties. Our policy is to acquire properties for long-term investment.

Our long-range investment policy is to review and evaluate potential real estate investment opportunities for acquisition that we believe will (i) complement ours existing investment portfolio, (ii) generate increased income and distributions to shareholders, and (iii) increase the overall value of our portfolio. While our general investment policy is to hold and maintain its properties long-term, we may, from time-to-time, sell or trade certain properties in order to (i) obtain capital to be used to purchase, develop or renovate other properties which we believe will provide a higher rate of return and increase the value of our investment portfolio, and (ii) divest properties which we have determined or determines are no longer compatible with our growth strategies and investment objectives for our real estate portfolio.

Our headquarters are located at 270 Laurel Street, 1st Floor, Hartford, Connecticut 06105 and our telephone number at that address is (860) 728-1959.

                                  THE OFFERING


SHARES OUTSTANDING

PRIOR TO OFFERING

  Common Stock, $0.01
  par value                                 43,618,537


Common Stock Offered
  by Selling Securityholders                6,573,000

Common Stock Outstanding
after the offering                          50,191,537

Use of Proceeds                             We will not receive any proceeds
                                            from the sale by the Selling
                                            Stockholders of shares in this
                                            offering, except upon drawdowns
                                            made pursuant to the equity line.
                                            See "Use of Proceeds."

Risk Factors                                An investment in our common stock
                                            involves a high degree of risk and
                                            could result in a loss of your
                                            entire investment.

OTC Symbol                                  EIVR.OB

Executive Offices                           Our executive offices are located at
                                            270 Laurel Street, 1st Floor,
                                            Hartford, Connecticut 06105. Our
                                            telephone number is (860) 728-1959.

                               TRANSACTION SUMMARY

TRANSACTION WITH DUTCHESS PRIVATE EQUITIES FUND, LP

On August 29, 2006, the Company entered into an Investment Agreement with Dutchess Private Equities Fund, L.P. (the "Investor"). Pursuant to this Agreement, the Investor shall commit to purchase up to $25,000,000 of the Company's common stock over the course of thirty six (36) months. The amount that the Company shall be entitled to request from each purchase ("Puts") shall be equal to, at the Company's election, either (i) $250,000 or (ii) 200% of the average daily volume (U.S. market only) of the common stock for the 10 trading days prior to the applicable put notice date, multiplied by the average of the 3 daily closing bid prices immediately preceding the put date. The put date shall be the date that the Investor receives a put notice of a draw down by the Company. The purchase price shall be set at 93% of the lowest closing Best Bid price of the common stock during the pricing period. The pricing period shall be the 5 consecutive trading days immediately after the put notice date. There are put restrictions applied on days between the put date and the closing date with respect to that particular Put. During this time, the Company shall not be entitled to deliver another put notice. Further, the Company shall reserve the right to withdraw that portion of the Put that is below 90% of the lowest closing bid prices for the 10-trading day period immediately preceding each put notice.

The Company is obligated to file a registration statement with the Securities and Exchange Commission ("SEC") covering the shares of common stock underlying the Investment Agreement within 30 days after the closing date. In addition, the Company is obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 120 days after the filing of the registration statement.

TRANSACTION WITH OUR SERIES A PREFERRED STOCK

On September 28, 2005, the Company entered into a Preferred Stock Purchase Agreement with David Mladen, our President and Chief Executive Officer pursuant to which Mr. Mladen purchased 11,000 shares of the Company's Series A Convertible Preferred Stock, $0.01 par value per share ("Series A Preferred Stock"), for an aggregate purchase price of $10,000 (the "Preferred Stock Transaction"). Following recent amendments to the Company's charter documents, each share of the Company's Series A Preferred Stock was convertible at any time, at the holder's option, into 143 shares of the Company's common stock, $0.01 par value per share ("Common Stock"), subject to certain adjustments.

In connection with David Mladen's purchase of 11,000 shares of the Company's Series A Preferred Stock, the Company entered into a Registration Rights Agreement with Mr. Mladen (the "Registration Rights Agreement"), pursuant to which the Company agreed to prepare and, on or prior to the sixtieth (60th) day following the date of such purchase, file with the Securities and Exchange Commission a Resale Registration Statement on Form SB-2 (the "Resale Registration Statement"), to register all of the shares of the Company's Common Stock underlying the Series A Preferred Stock (the "Conversion Shares"). Further, pursuant to the Registration Rights Agreement, the Company is required to use best efforts to (a) have the SEC declare the Resale Registration Statement effective within ninety (90) days after filing the Resale Registration Statement with the SEC (or one hundred and twenty (120) days in the event any comments on the Registration Statement are received from the SEC), and (b) maintain the effectiveness of the Resale Registration Statement until all such common shares have been sold or may be sold without volume restrictions pursuant to Rule 144(k) of the Securities Act of 1933, as amended, if applicable.

Pursuant to the Registration Rights Agreement, if the Company (i) fails to file the Resale Registration Statement, or (ii) fails to have the Registration Statement declared effective within the required period, or (iii) if effectiveness is not maintained, the Registration Rights Agreement requires the Company to make payments to Mr. Mladen in an aggregate amount equal to two percent (2%) per month of $9,000,000 (assuming the sale of $9,000,000 of the aggregate fair market value of the Conversion Shares) ("Outstanding Principal Amount"), multiplied by the number of months (prorated for partial months) until the failure is cured. As of October 2006, the Resale Registration Statements was not filed. As of June 30, 2006, Mr. Mladen agreed to waive $1,174,000 of liquidated damages due to him, and such amount was reflected as a contribution of capital as of that date. Further, as of October 18, 2006, we issued 43,500 shares of our series C Convertible Preferred Stock to Mr. Mladen in consideration for his agreement to waive an additional $720,000 in liquidated damages due to him, for the period between July 1, 2006 and October 31, 2006.

This prospectus covers the resale of 1,573,000 shares of common stock underlying the Series A Preferred Stock.

                          SUMMARY FINANCIAL INFORMATION

The following tables set forth the summary financial information for our Company as provided in the year end financial statements for the year ended December 31, 2005 and the nine months ended September 30, 2006. You should read this information together with the financial statements and the notes thereto appearing elsewhere in this prospectus and the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

               CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA

---------------------------------------------------------------------------------------------------
                                                          For the Nine
                                                          Months Ended          For the Year Ended
                                                       September 30, 2006       December 31, 2005
                                                           (Unaudited)              (Audited)
---------------------------------------------------------------------------------------------------
Rental Revenue                                              $1,153,596              $1,616,685
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Total operating expenses                                    $1,738,285              $2,229,279
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Operating Loss                                               $(584,689)              $(612,594)
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Total non-operating expenses                                 $(743,622)             $1,048,045
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Net loss                                                   $(1,328,311)            $(1,660,639)
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Loss per share - basic and diluted                             $(11.21)                $(14.01)
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Weighted average common shares outstanding                     118,537                 118,537
---------------------------------------------------------------------------------------------------


                    Condensed Consolidated Balance Sheet Data

-----------------------------------------------------------------------------
                             As of September 30,       As of December 31,
                                   2006                       2005
                                (Unaudited)                 (Audited)
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Total assets                     $6,877,743                $8,381,179
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Total liabilities               $12,225,896               $14,115,021
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Accumulated deficit             $(7,063,448)              $(5,735,137)
-----------------------------------------------------------------------------

                                  RISK FACTORS


You should carefully consider the risks described below before buying shares of our Common Stock in this offering. The risks and uncertainties described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may impair our business operations. If any of the adverse events described in this risk factors section actually occur, our business, results of operations and financial condition could be materially adversely affected, the trading price of our common stock could decline and you might lose all or part of your investment. We have had operating losses to date and cannot assure that we will be profitable in the foreseeable future. We make various statements in this section which constitute "forward-looking" statements.

                          RISKS RELATED TO OUR BUSINESS

WE INCURRED HISTORICAL LOSSES AND HAVE A WORKING CAPITAL DEFICIT. AS A RESULT, WE MAY NOT BE ABLE TO GENERATE PROFITS, SUPPORT OUR OPERATIONS, OR ESTABLISH A RETURN ON INVESTED CAPITAL.

We incurred net losses in fiscal 2005 of $1,660,639. We also incurred net losses in the first nine months of fiscal 2006 of $1,328,311. In addition, we expect to increase our infrastructure and operating expenses to fund our anticipated growth. We cannot assure you that any of our business strategies will be successful or that significant revenues or profitability will ever be achieved or, if they are achieved, that they can be consistently sustained or increased on a quarterly or annual basis.

WE EXPECT OUR OPERATING LOSSES TO CONTINUE.

We expect to incur increased operating expenses during the next year. The amount of net losses and the time required for us to reach and sustain profitability are uncertain. The likelihood of our success must be considered in light of the problems, expenses, difficulties, and delays frequently encountered in connection with business, including, but not limited to uncertainty as to the management of multi-dwelling residential properties. There can be no assurance that we will ever generate revenue or achieve profitability at all or on any substantial basis.


WE MAY FAIL TO CONTINUE AS A GOING CONCERN, IN WHICH EVENT YOU MAY LOSE YOUR ENTIRE INVESTMENT IN OUR SHARES.

Our audited financial statements have been prepared on the assumption that we will continue as a going concern. Our independent auditor has indicated in our September 30, 2006 quarterly report that our recurring losses from operations and our difficulties in generating sufficient cash flow to meet our obligations and sustain our operations raise substantial doubt about our ability to continue as a going concern. If we fail to continue in business, you will lose your investment in the shares you acquire in this offering.


WE HAVE A LIMITED AMOUNT OF CASH AND ARE LIKELY TO REQUIRE ADDITIONAL CAPITAL TO CONTINUE OUR OPERATIONS.

We have a limited amount of available cash and will likely require additional capital to successfully implement our business plan. The Dutchess equity line described herein would add additional working capital to the extent of the Put Amounts which will sustain our operations for an extended period of time; however, certain draw down restrictions pertaining to the Puts apply which could shorten this period of time. There can be no assurance that we will be able to obtain additional funding when needed, or that such funding, if available, will be obtainable on terms acceptable to us. In the event that our operations do not generate sufficient cash flow, or we cannot obtain additional funds if and when needed, we may be forced to curtail or cease our activities, which would likely result in the loss to investors of all or a substantial portion of their investment.


WE ARE SUBJECT TO RISKS INHERENT IN THE OWNERSHIP OF REAL ESTATE.

     We own and manage multifamily rental apartment properties that are subject to varying degrees of risk generally incident to the ownership of real estate. Our financial condition and the value of our Properties will be dependent upon our ability to operate our Properties in a manner sufficient to generate income in excess of operating expenses and debt service charges, which may be affected by the following risks, some of which are discussed in more detail below:

     o changes in the economic climate in the markets in which we own and manage properties, including interest rates, the overall level of economic activity, the availability of consumer credit and mortgage financing, unemployment rates and other factors;

     o a lessening of demand for the multifamily rental properties that we own;

     o competition from other available multifamily rental properties and changes in market rental rates;

     o    increases in property and liability insurance costs;

     o changes in real estate taxes and other operating expenses (e.g., cleaning, utilities, repair and maintenance costs, insurance and administrative costs, security, landscaping, staffing and other general costs);

     o changes in laws and regulations affecting properties (including tax, environmental, zoning and building codes, and housing laws and regulations);

     o weather and other conditions that might adversely affect operating expenses;

     o expenditures that cannot be anticipated, such as utility rate and usage increases, unanticipated repairs and real estate tax valuation reassessments or millage rate increases;

     o our inability to control operating expenses or achieve increases in revenues;

     o risks of personal injury claims and property damage related to mold claims because of diminished insurance coverage;

     o catastrophic property damage losses that are not covered by our insurance;

     o risks associated with property acquisitions such as environmental liabilities, among others;

     o changes in market conditions that may limit or prevent us from acquiring or selling properties; and

     o the perception of residents and prospective residents as to the attractiveness, convenience and safety of our properties or the neighborhoods in which they are located.

WE ARE DEPENDENT ON RENTAL INCOME FROM OUR MULTIFAMILY APARTMENT COMPLEXES.

         We are dependent on rental income to pay operating expenses. Potential residents may choose not to rent units in our Properties due to many factors, including the general economic climate, the local economic climate, local real estate considerations (such as oversupply of or reduced demand for apartments), the perception of the safety, convenience and attractiveness of the communities or neighborhoods in which our Properties are located, and the quality of local schools and other amenities. If we are unable to attract and retain residents or if our residents are unable, due to an adverse change in the economic condition of a particular region or otherwise, to pay their rental obligations, our income and results of operations will be adversely affected.

OUR MULTIFAMILY APARTMENT BUILDINGS ARE SUBJECT TO COMPETITION.

         Our Properties are located in developed areas that include other properties. We face and will face competition from other properties of the same type within the areas in which our apartment buildings are and will be located. The Properties also compete with other rental alternatives, such as condominiums, single and multifamily rental homes and owner occupied single and multifamily homes, in attracting residents. Competition from other properties and rental alternatives may affect our ability to attract and retain residents, to increase rental rates and to minimize expenses of operation. Virtually all of the leases for our apartment buildings are and will be short-term leases (generally, one year). In addition, increased competition for residents may require us to make capital improvements to apartment communities which we would not have otherwise planned to make. Any unbudgeted capital improvements we undertake may divert cash that would otherwise be available to us to support our operations. Ultimately, to the extent we are unable to renew leases or re-lease apartment units as leases expire, it would result in decreased cash flow from residents and harm our operating results.

WE FACE COMPETITION FOR THE ACQUISITION OF APARTMENT BUILDINGS, WHICH MAY IMPEDE OUR ABILITY TO MAKE FUTURE ACQUISITIONS OR MAY INCREASE THE COST OF ACQUISITIONS.

         We compete with many other entities engaged in real estate investment activities for acquisitions of apartment buildings, including institutional pension funds, REITs, and other owner-operators of apartments. These competitors may drive up the prices we have to pay to acquire interests in residential real estate properties we seek to acquire, or may succeed in acquiring those assets themselves. In addition, our potential acquisition targets may find our competitors to be more attractive suitors because they may have greater resources, may be willing to pay more or may have a more compatible operating philosophy. In particular, large REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital, the ability to use their listed shares and UPREIT structure as currency for acquisition, and enhanced operating efficiencies. If we pay higher prices for properties, or are unable to acquire additional properties due to increased competition, our profitability will be reduced, and our income and results of operations will be adversely affected.

THE PROPERTIES WE OWN ARE CURRENTLY CONCENTRATED IN THE HARTFORD, CONNECTICUT AREA.

         All of the properties we currently own are located in the metropolitan Hartford area of Connecticut. Our performance, therefore, is linked to economic conditions and the market for available rental housing in this state. Therefore, the decline in the market for apartment housing in Hartford, Connecticut would adversely affect our financial condition and results of operations.

OUR INSURANCE MAY NOT BE ADEQUATE TO COVER CERTAIN RISKS.

         There are certain types of risks, generally of a catastrophic nature, such as earthquakes, floods, windstorms, act of war and terrorist attacks, that may be uninsurable, or are not economically insurable, or are not fully covered by insurance. Moreover, certain risks, such as mold and environmental exposures, generally are not covered by our insurance. Should an uninsured loss or a loss in excess of insured limits occur, we could lose our equity in the affected property as well as the anticipated future cash flow from that property. Any such loss could have a material adverse effect on our business, financial condition and results of operations.

DISCOVERY OF PREVIOUSLY UNDETECTED ENVIRONMENTALLY HAZARDOUS CONDITIONS AND PHYSICAL DEFECTS MAY ADVERSELY AFFECT OUR OPERATING RESULTS.

         Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or business may be operated, and these restrictions may require expenditures on our part. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the acquisition and ownership of our Properties, we may be potentially liable for such costs. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, or of remediating any contaminated property could materially adversely affect our business, assets or results of operations.

         In addition, although we engage third parties to conduct engineering assessments of properties we intend to acquire, we cannot assure you that these assessments will detect latent or patent physical defects affecting such properties or accurately reflect the cost to repair or improve the property. The unforeseen cost of repairing or improving a property could materially adversely affect our business, assets or results of operations.

CASH FLOW FROM OPERATIONS MAY BE INSUFFICIENT TO MEET OUR DEBT OBLIGATIONS.

         The vast majority of our assets are encumbered by mortgage debt. In December 2005, we borrowed an aggregate of $8,224,000 from Astoria Federal Mortgage Corp., in connection with the refinancing of our Properties, evidenced by eight notes payable. As of September 30, 2006, the outstanding aggregate balance due under these notes was $8,152,499. We may borrow additional money to acquire interests in additional properties. There is a risk that the encumbered properties will not have sufficient cash flow from operations for payments of required principal and interest. Further, we may not be able to refinance these loans at an amount equal to the loan balance and the terms of any refinancing will not be as favorable as the terms of existing indebtedness. If we cannot meet our debt obligations on our secured loans, the lender could take the property, and we would lose both the asset and the income we were deriving from it, which would adversely affect our business and results of operations.

OUR MANAGEMENT MAY NOT BE SUCCESSFUL IN IDENTIFYING SUITABLE ADDITIONAL ACQUISITIONS THAT MEET OUR CRITERIA.

         Our management may not be successful in identifying additional suitable apartment properties that meet our acquisition criteria or consummating additional acquisitions on satisfactory terms. Except for the investments described in this annual report, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on management's abilities. Failures in identifying or consummating acquisitions could reduce the number of acquisitions we complete, which could in turn harm our ability to achieve our investment objectives and our results of operations.

REAL ESTATE INVESTMENTS ARE GENERALLY ILLIQUID, AND WE MAY NOT BE ABLE TO SELL OUR PROPERTIES WHEN IT IS ECONOMICALLY OR STRATEGICALLY ADVANTAGEOUS TO DO SO.

         Because real estate investments are relatively illiquid, our ability to promptly sell one or more apartment buildings in our portfolio in response to changing economic, financial and investment conditions is limited. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any Property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a Property. We may be required to expend funds to correct defects or to make improvements before a Property can be sold. We cannot assure you that we will have funds available to correct those defects or to make those improvements. The inability to sell our Properties when it is economically or strategically advantageous to do so would adversely affect our business.

LITIGATION MAY RESULT IN UNFAVORABLE OUTCOMES.

         Like many real estate operators, we may be involved in lawsuits involving premises liability claims, housing discrimination claims and alleged violations of landlord-tenant laws, which may give rise to class action litigation or governmental investigations. Any material litigation not covered by insurance, such as a class action, could result in substantial costs being incurred, and, thereby, adversely affect our business, assets or results of operations.

THE COSTS OF COMPLYING WITH LAWS AND REGULATIONS COULD ADVERSELY AFFECT OUR CASH FLOW.

         Our Properties must comply with Title III of the Americans with Disabilities Act (the "ADA") to the extent that they are "public accommodations" or "commercial facilities" as defined in the ADA. The ADA does not consider apartment buildings to be public accommodations or commercial facilities, except for portions of such properties that are open to the public. In addition, the Fair Housing Amendments Act of 1988 (the "FHAA") requires apartment buildings first occupied after March 13, 1990, to be accessible to the handicapped. Other laws also require apartment buildings to be handicap accessible. Noncompliance with these laws could result in the imposition of fines or an award of damages to private litigants. If compliance with these laws involves substantial expenditures or must be made on an accelerated basis, our business could be adversely affected.

         Under various federal, state and local laws, an owner or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances on, under or in the property. This liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of the substances. Other law imposes on owners and operators certain requirements regarding conditions and activities that may affect human health or the environment. Failure to comply with applicable requirements could complicate our ability to lease or sell an affected property and could subject us to monetary penalties, costs required to achieve compliance and potential liability to third parties. We are not aware of any material noncompliance, liability or claim relating to hazardous or toxic substances or other environmental matters in connection with any of our Properties. Nonetheless, it is possible that material environmental contamination or conditions exist, or could arise in the future, in the apartment communities or on the land upon which they are located. If such conditions are found to exist at any of our properties, the correction of such conditions would involve substantial expenditures, and adversely affect our business, assets or results of operations.

RISING OPERATING EXPENSES COULD REDUCE OUR CASH FLOW AND FUNDS AVAILABLE FOR OPERATIONS.

         We bear all expenses incurred in our operations. If any Property is not fully occupied, or if rents are being paid in an amount that is insufficient to cover operating expense, then we could be required to expend funds for that Property's operating expenses. The Properties will be subject to increases in real estate and other tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses. In addition, our board of directors, in its discretion, may retain any portion of cash funds generated by operations for working capital. Therefore, rising operating expenses could adversely affect our business, assets or results of operations.

COMPETITION FOR SKILLED PERSONNEL COULD INCREASE OUR LABOR COSTS.

         We compete with various other companies in attracting and retaining qualified and skilled personnel who are responsible for the day-to-day operations of our Properties. Competitive pressures may require that we enhance our pay and benefits package to compete effectively for such personnel. We may not be able to offset such added costs by increasing the rates we charge our tenants. If there is an increase in these costs or if we fail to attract and retain qualified and skilled personnel, our business and operating results could be harmed.

WE DEPEND ON OUR KEY PERSONNEL.

         Our success depends to a significant degree upon the continued contribution of David Mladen, our President and Chief Executive Officer, who may be difficult to replace. There can be no assurance that the services of Mr. Mladen will continue to be available to us. In addition, we do not hold key-man life insurance on Mr. Malden. The loss of services of Mr. Mladen could have a material adverse effect on our business and operations.

OUR BUSINESS WILL BE HARMED IF WE CANNOT PROPERLY MANAGE OUR PROPERTIES OR ENGAGE AND RETAIN THE SERVICES OF REPUTABLE AND RELIABLE MANAGERS FOR OUR PROPERTIES.

         We directly control the day-to-day management of our Properties. Each of our Properties was managed by White Knight Management, LLC, a party owned and controlled by David Mladen, our majority stockholder and sole officer and director, until July 1, 2006. White Knight Management was responsible for leasing, maintenance and other day-to-day management of the communities. Because our revenues are largely derived from rents, our financial condition will be dependent on the ability to operate the Properties successfully. While we believe the Properties we currently own are well managed, there can be no assurance that we will be able to make similar arrangements in future transactions. If we, or any our third-party managers we may retain, are unable to operate the communities successfully, our financial condition could be adversely affected.

MANAGEMENT HAS DETERMINED THAT WE HAVE CERTAIN WEAKNESSES IN OUR DISCLOSURE CONTROLS AND PROCEDURES.

         The Sarbanes-Oxley Act requires public companies to maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in reports filed with the SEC is recorded, processed, summarized and reported within the time required. The Sarbanes-Oxley Act also requires documentation of internal control procedures, remediation as needed, and periodic testing of the controls. These requirements are expected to apply to smaller companies such as ours, beginning in 2007.

         In connection with the audit of our consolidated financial statements for the year ended December 31, 2005, our management, including our principal executive officer and principal financial officer, has evaluated the effectiveness of disclosure controls and procedures as of the end of the period covered by this annual report. Based upon that evaluation, our principal executive officer and principal financial officer has discovered a lack of effectiveness in our disclosure controls and procedures during and following the years ended December 31, 2005 and 2004.

         Our management intends to engage in remediation efforts to address the material weaknesses identified in our disclosure controls and procedures. These remediation efforts will be designed to address the material weaknesses identified by management and to improve and strengthen our overall control environment. There can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.

                     RISKS RELATED TO HOLDING OUR SECURITIES

EXISTING STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION FROM THE SALE OF OUR COMMON STOCK PURSUANT TO THE INVESTMENT AGREEMENT.

The sale of our common stock to Dutchess Private Equities Fund, LP in accordance with the Investment Agreement may have a dilutive impact on our shareholders. As a result, our net income per share could decrease in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put option, the more shares of our common stock we will have to issue to Dutchess Private Equities Fund, LP in order to drawdown on the Equity Line. If our stock price decreases, then our existing shareholders would experience greater dilution. At a stock price of $10.01 or less, we would have to issue approximately 2,685,284 shares registered under this prospectus in order to drawdown on the full Equity Line. Accordingly, we may have to file one or more registration statements to register all of the shares underlying the Equity Line.

The perceived risk of dilution may cause our stockholders to sell their shares, which would contribute to a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

DUTCHESS PRIVATE EQUITIES FUND LP WILL PAY LESS THAN THE THEN-REVAILING MARKET PRICE OF OUR COMMON STOCK WHICH COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

Our common stock to be issued under the Investment Agreement will be purchased at a ten percent (10%) discount to the lowest closing bid price during the five trading days immediately following our notice to Dutchess Private Equities Fund, LP of our election to exercise our "put" right. Dutchess Private Equities Fund, LP has a financial incentive to sell our shares immediately upon receiving the shares to realize the profit between the discounted price and the market price. If Dutchess Private Equities Fund, LP sells our shares, the price of our common stock may decrease. If our stock price decreases, Dutchess Private Equities Fund, LP may have a further incentive to sell such shares. Accordingly, the discounted sales price in the Investment Agreement may cause the price of our common stock to decline.


OUR COMMON STOCK COULD BE CONSIDERED A "PENNY STOCK."

Our common stock could be considered to be a "penny stock" if it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to, the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a "recognized" national exchange; (iii) it is not quoted on The Nasdaq Stock Market, or even if quoted, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade it on an unsolicited basis.

OUR COMMON STOCK MAY BE VOLATILE, WHICH SUBSTANTIALLY INCREASES THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THE SHARES.

Because of the limited trading market expected to develop for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility.

The price of our common stock that will prevail in the market after this offering may be higher or lower than the price you may pay. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to, the following:

     o    variations in our quarterly operating results;
     o loss of a key relationship or failure to complete significant transactions;
     o    additions or departures of key personnel; and
     o    fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and the over-the-counter markets in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance.
In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies' common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

MANY OF OUR SHARES OF COMMON STOCK WILL IN THE FUTURE BE AVAILABLE FOR RESALE. ANY SALES OF OUR COMMON STOCK, IF IN SIGNIFICANT AMOUNTS, ARE LIKELY TO DEPRESS THE MARKET PRICE OF OUR SHARES.

Assuming all of the 6,573,000 shares of common stock we are offering under this prospectus are sold in our offering, and all of the shares of common stock issued and issuable to the selling securityholders are sold, we would have 6,651,108 shares that are freely tradable without the requirement of registration under the Securities Act of 1933. 43,540,429 shares of our common stock are "restricted securities" as defined under Rule 144 of the Securities Act of 1933. Of these shares, approximately 99.8% of our shares are owned by our officers, directors or other "affiliates." These individuals may only sell their shares, absent registration, in accordance with the provisions of Rule 144.

Restricted securities may only be publicly sold pursuant to registration under the Securities Act of 1933, or pursuant to Rule 144 or some other exemption that may be available from the registration requirements of the Securities Act of 1933. Rule 144 entitles each person holding restricted securities for a period of one year, and affiliates who own non-restricted shares of our common stock, to sell every three months in ordinary brokerage transactions an amount of shares which does not exceed the greater of 1% of the shares of our common stock outstanding or, assuming the shares of common stock are then traded on Nasdaq, the average weekly trading volume during the four calendar weeks prior to said sale. Any substantial sales pursuant to Rule 144, including the potential sale of our affiliates' shares of our common stock, may have an adverse effect on the market price of shares of our common stock, and may hinder our ability to arrange subsequent equity or debt financing or affect the terms and time of such financing.

OUR CURRENT EXECUTIVE OFFICER, DIRECTOR AND MAJOR STOCKHOLDER OWNS A SIGNIFICANT PERCENTAGE OF OUR VOTING STOCK. AS A RESULT, HE EXERCISES SIGNIFICANT CONTROL OVER OUR BUSINESS AFFAIRS AND POLICY.

         As of the date hereof, David Mladen our majority stockholder and sole officer and director, beneficially owns approximately 99.8% of our voting stock, assuming he converted all of the shares of our Series A Preferred Stock he currently holds. Therefore, Mr. Mladen is able to significantly influence all matters requiring approval by stockholders, including the election of directors and the approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying, deterring or preventing a change in control and may make some transactions more difficult or impossible to complete without the support of these stockholders.

THERE IS A LIMITED MARKET FOR OUR COMMON STOCK. IF A SUBSTANTIAL AND SUSTAINED MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, OUR STOCKHOLDERS' ABILITY TO SELL THEIR SHARES MAY BE MATERIALLY AND ADVERSELY AFFECTED.

         Our Common Stock is tradable on the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol "EIVR." However, there is a limited public market for our shares, and, therefore, it will be difficult for you to sell your shares promptly. Many institutional and other investors refuse to invest in stocks that are traded at levels below the Nasdaq Small Cap Market. OTC Bulletin Board stocks are often lightly traded or not traded at all on any given day. We cannot predict whether a more active market for our Common Stock will develop in the future. In the absence of an active trading market:

     o investors may have difficulty buying and selling or obtaining market quotations;

     o    market visibility for our Common Stock may be limited; and

     o a lack of visibility for our Common Stock may have a depressive effect on the market price for our Common Stock.

WE HAVE A SIGNIFICANT AMOUNT OF AUTHORIZED BUT UNISSUED PREFERRED STOCK, WHICH MAY AFFECT THE LIKELIHOOD OF A CHANGE OF CONTROL IN OUR COMPANY.

         Our board of directors has the authority, without further action by the stockholders, to issue shares of our preferred stock on such terms and with such rights, preferences and designations as it may determine, in its sole discretion. Such terms may include restricting dividends on our Common Stock, dilution of the voting power of our Common Stock, or impairing the liquidation rights of the holders of our Common Stock. The board has already authorized classes of Series A Convertible Preferred Stock, Series B Preferred Voting Stock and Series C Convertible Preferred Stock. Issuance of such preferred stock, depending on the rights, preferences and designations thereof, may have the effect of delaying, deterring or preventing a change in control.

OUR CERTIFICATE OF INCORPORATION CONTAINS PROVISIONS THAT COULD DISCOURAGE AN ACQUISITION OR CHANGE OF CONTROL OF OUR COMPANY.

         Our certificate of incorporation authorizes our board of directors to issue preferred stock without stockholder approval. Provisions of our certificate of incorporation, such as the provision allowing our board of directors to issue preferred stock with rights more favorable than our Common Stock, could make it more difficult for a third party to acquire control of us, even if that change of control might benefit our stockholders.

WE DO NOT FORESEE PAYING CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

         We have not paid cash dividends on our stock and do not plan to pay cash dividends on our stock in the foreseeable future.

OUR COMMON STOCK MAY BE INELIGIBLE FOR QUOTATION ON THE OVER-THE-COUNTER BULLETIN BOARD IF WE ARE NOT CURRENT WITH OUR PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

         Pursuant to NASD Rules 6530 and 6540, as amended, OTC Bulletin Board ("OTCBB") issuers that are cited for filing delinquency three times in a 24-month period, and those removed for failure to file two times in a 24-month period, will be ineligible for quotation by an NASD member. Following removal under this new rule, an issuer's securities would again become eligible for quotation on the OTCBB when the issuer has filed periodic reports for one year in a timely manner.

         We have been late in two of our periodic filings with the Securities and Exchange Commission ("SEC") during 2006. Accordingly, we may be ineligible for quotation by an NASD member if it is delinquent one more time in its periodic filings with the SEC during the applicable 24-month period. If we were removed from quotation on the OTCBB, it would be more difficult for holders of our Common Stock to resell their shares to third parties or to otherwise dispose of them.


                Special Note Regarding Forward-Looking Statements

This prospectus contains "forward-looking statements" and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. When used in this prospectus, the words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "project", "should" and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements relating to our performance in "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operation". These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; the commercially viability of our products and offerings; availability, terms, and deployment of capital; and availability of qualified personnel. These forward-looking statements speak only as of the date of this prospectus. Subject at all times to relevant federal and state securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the selling securityholders. The proceeds received from any "Puts" tendered to Dutchess under the Equity Line of Credit will be used for general corporate and working capital purposes and acquisitions of assets, businesses or operations or for other purposes that the Board of Directors, in its good faith deem to be in the best interest of the Company.

                              MARKET FOR OUR SHARES

Our Common Stock is quoted on the OTC Bulletin Board of the National Association of Securities Dealers ("NASD"). Through approximately October 15, 2005, our trading symbol was "GFTL." Following a 15-for-1 reverse stock split we effected on or around that date, our trading symbol was changed to "GFLQ." As a result of our reincorporation in Maryland on September 20, 2006, described elsewhere in this prospectus, our trading symbol was changed to "EIVR".

         There has been a limited "public market" for shares of our Common Stock. No assurance can be given that any market for our common stock will develop or be maintained.

          On November 27, 2006, the closing bid price for the common stock on the OTC Bulletin Board was $10.01.

         The source of this information was the OTC Bulletin Board. This quotation reflects inter-dealer prices, without retail mark-up, markdown or commissions and may not represent actual transactions. The high and low prices listed have been rounded up to the next highest two decimal places.

         The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the real estate market, and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.


HOLDERS OF COMMON STOCK

As of November 8, 2006, the number of record holders of our Common Stock was approximately 557. The aggregate number of shares outstanding as of the date hereof is 43,618,537.

DIVIDEND POLICY

We have not declared any cash dividends with respect to our Common Stock and do not intend to declare dividends in the foreseeable future. Our future dividend policy cannot be ascertained with any certainty.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

                           Forward-Looking Statements

This discussion contains forward-looking information that involves risks and uncertainties. Our actual results could differ materially from those anticipated by this forward-looking information. This discussion should be read in conjunction with our financial statements and the related notes thereto set forth elsewhere in this registration statement.

FORWARD-LOOKING STATEMENTS

The financial and business analysis below provides information which we believe is relevant to an assessment and understanding of our financial condition and results of operations. You should read the following discussion of our financial condition and results of operations in conjunction with the Notes to the Financial Statements found elsewhere in this prospectus, and our Annual Report on Form 10-KSB for the year ended December 31, 2005 (the "Annual Report"). In addition to historical information, this discussion contains statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believes", "estimates", "expects" and "anticipates" and other similar expressions that are predictions of or indicate future events and trends and which do not relate solely to historical matters identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results, performance, or achievements of ours to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such differences include, but are not limited to, the following:

     o Anticipated capital expenditures for replacements and building improvements all reflect our best estimates and are subject to uncertainties arising from changing economic conditions (such as the cost of labor and construction materials), competition and local government regulation;

     o Sources of capital or labor and materials required for maintenance, repair, capital expenditure or development are more expensive than anticipated;

     o Occupancy levels and market rents may be adversely affected by national and local economic and market conditions including, without limitation, new construction of multifamily housing, slow employment growth, availability of low interest mortgages for single-family home buyers and the potential for geopolitical instability, all of which are beyond our control;

     o Our inability to derive sufficient revenues from our operations, or obtain financing when needed, would have a material adverse effect on our company, requiring us to curtail or cease operations; and

     o Additional factors as discussed in Item 1 of our Annual Report, under the heading of "Risk Factors."

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly release any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Overview

On September 4, 1963, we were incorporated in the State of Oklahoma as Dorsett Educational Systems, Inc. On December 20, 2002, we changed our name to Gift Liquidators, Inc. Since that time, and prior to the sale of all of our gift and novelty inventory in September 2005, our core business involved the wholesale distribution of a diverse line of gift and novelty products acquired in closeouts from gift developers and distributors.

As of September 28, 2005 (the "Closing Date"), we entered into a Preferred Stock Purchase Agreement with David Mladen (the "Preferred Stock Purchase Agreement"), pursuant to which Mr. Mladen purchased 11,000 shares of our Series A Convertible Preferred Stock, $0.01 par value per share ("Series A Preferred Stock"), for an aggregate purchase price of $10,000 (the "Preferred Stock Purchase Transaction"). As of the Closing Date, each share of our Series A Preferred Stock was convertible at any time, at the holder's option, into 5 shares of our common stock, $0.01 par value per share ("Common Stock"), subject to adjustment for stock dividends, stock splits, reclassifications, and similar events.

Further, as of the Closing Date, two of our former stockholders, one of whom was an officer and director of ours, sold an aggregate of 33,761 shares of our Common Stock to Mr. Mladen, which amount represented 28.6% of our issued and outstanding Common Stock (the "Common Stock Purchase Transaction").

In addition, as of the Closing Date, our existing officers and directors resigned, and Mr. David Mladen was appointed as our sole officer and director.

As a result of the Preferred Stock Purchase Transaction and the Common Stock Purchase Transaction, Mr. Mladen owned and/or controlled 51% of our voting power. By virtue of (i) the percentage of our Common Stock Mr. Mladen acquired,
(ii) the number of shares of Common Stock Mr. Mladen would receive upon conversion of the shares of our Preferred Stock he purchased, (c) the resignation of all of our officers and directors, and (d) the appointment of Mr. Mladen as our sole officer and director, there was deemed to have been a "change in control" of our company as of the Closing Date.

At the time of the Preferred Stock Purchase Transaction and the Common Stock Purchase Transaction, Mr. Mladen was also the majority stockholder and the sole officer and director of Eternal Enterprise, Inc., a Connecticut Corporation ("Eternal"), which owns the following residential real estate properties (collectively, the "Properties") in Hartford, Connecticut:

     o    154-160A Collins Street, Hartford, CT;
     o    21 Evergreen Avenue, Hartford, CT;
     o    243 & 255 Laurel Street, Hartford, CT;
     o    252 Laurel Street, Hartford CT;
     o    270 Laurel Street, Hartford, CT;
     o    360 Laurel Street, Hartford, CT;
     o    117-145 S. Marshall Street, Hartford, CT; and
     o    56 Webster Street, Hartford, CT.

Mr. Mladen entered into the Preferred Stock Purchase Transaction and the Common Stock Purchase Transaction with the specific intention of taking control of our company, and, subsequently, combining it with Eternal.

In connection with the aforementioned transactions, and the corresponding decision by Mr. Mladen to have our company exit the gift liquidation business, effective as of the Closing Date, we:

     o entered into an Asset Sale Agreement with Laid Back Enterprises, Inc. ("Laid Back"), a company owned and controlled by two of our former officer and directors, pursuant to which Laid Back purchased all of our non-cash assets, including all of our inventory in exchange for the cancellation of our indebtedness to Laid Back in the aggregate amount of $50,485;

     o terminated our Administrative Services Agreement with Laid Back, dated December 20, 2002, pursuant to which we had been receiving certain personnel, sales, marketing, accounting and other administrative services from Laid Back; and

     o terminated our Tax Sharing Agreement with Laid Back, dated December 20, 2002 pursuant to which we had been sharing certain tax responsibilities with Laid Back.

Between October 26, 2005 and October 31, 2005, we formed eight limited partnerships as wholly-owned Delaware subsidiaries of the Company (the "Limited Partnerships"). At the time of formation, the Company owned 100% of the partnership interests of each of the Limited Partnerships.

As of November 4, 2005, the pre-acquisition stockholders of Eternal (the "Pre-Acquisition Eternal Stockholders") exchanged, in the aggregate, 100% of the issued and outstanding shares of common stock of Eternal, for (i) limited partnership interests representing 20% of the total partnership interests of each of the Limited Partnerships, and (b) promissory notes in the aggregate principal amount of $2,610,006 (the "LP Notes"), pursuant to Contribution Agreements between the Pre-Acquisition Eternal Stockholders and the Limited Partnerships (the "Eternal Acquisition"). As a result, the shares of common stock of Eternal are now 100% owned, in the aggregate, by the Limited Partnerships.

In consideration of our ownership of 80% of the total partnership interests of each of the Limited Partnerships that now own 100% of Eternal, we agreed to assume the LP Notes. The interest rate on the LP Notes is 7% per annum. The entire balance of principal and interest of the LP Notes is due and payable on November 4, 2010. The LP Notes may be prepaid without penalty. All payments shall be applied first toward the payment of interest and the balance towards the reduction of principal.

The partnership interests of the Limited Partnerships were exchanged for shares of common stock of Eternal based upon the ratio which the value of each Property bears to the aggregate value of all of the Properties.

Pursuant to the Partnership Agreements of the Limited Partnerships (the "Partnership Agreements"), among other things, the Company:

     o    is the general partner of each of the Limited Partnerships; and

     o has the right to compel the limited partners (i.e., the Pre-Acquisition Eternal Stockholders) to exchange 100% of their limited partnership interests for shares of common stock of the Company.

Since, at the effective time of the Eternal Acquisition (and the Preferred Stock Purchase Transaction and the Common Stock Purchase Transaction, consummated in anticipation thereof): (i) the Pre-Acquisition Eternal Stockholders obtained a majority of the shares of common stock of the combined entity after the combination, (ii) Pre-Acquisition Eternal Stockholders obtained the ability to elect and appoint a voting majority of the governing board of the combined entity, and (iii) Eternal's officers and directors replaced ours as officers and directors of the combined entity, the Eternal Acquisition was treated as a reverse merger with Eternal as the accounting acquirer for financial reporting purposes.

Recent Developments

Investment Agreement with Dutchess Private Equities
---------------------------------------------------

On August 29, 2006, we entered into an Investment Agreement with Dutchess Private Equities Fund, L.P. ("Dutchess"), pursuant to which Dutchess committed to purchase up to $25,000,000 of our Common Stock over the course of thirty six
(36) months. The amount that we will be entitled to request from each purchase ("Puts") shall be equal to, at our election, either (i) $250,000, or (ii) 200% of the average daily volume (U.S. market only) of the Common Stock for the 10 trading days prior to the applicable put notice date, multiplied by the average of the 3 daily closing bid prices immediately preceding the put date. The put date shall be the date that Dutchess receives a put notice of a draw down by us. The purchase price shall be set at 93% of the lowest closing Best Bid price of the Common Stock during the pricing period. The pricing period shall be the 5 consecutive trading days immediately after the put notice date. There are put restrictions applied on days between the put date and the closing date with respect to that particular Put. During this time, we shall not be entitled to deliver another put notice. Further, we shall reserve the right to withdraw that portion of the Put that is below 90% of the lowest closing bid prices for the 10-trading day period immediately preceding each put notice.

Reincorporation by Merger in Maryland
-------------------------------------

On September 20, 2006, we reincorporated in the State of Maryland by virtue of our merger with and into Excellency Investment Realty Trust, Inc., our Maryland subsidiary (the "Maryland Subsidiary"), which had been organized for that purpose (the "Reincorporation by Merger"). The Reincorporation by Merger was consummated pursuant to an Agreement and Plan of Merger by and between us and the Maryland Subsidiary, dated July 19, 2006.

As a result of the Reincorporation by Merger, among other things:

     o The surviving company and successor filer is known as Excellency Investment Realty Trust, Inc.;

     o Each share of our issued and outstanding common stock and preferred stock was converted into one share of the Maryland Subsidiary's common stock and preferred stock, respectively;

     o The title to all of our property automatically vested in the Maryland Subsidiary;

     o    The Maryland Subsidiary assumed all of our liabilities;

     o Corporate actions of the surviving entity are now governed by the Maryland Corporations and Associations Law and by the Maryland Subsidiary's Articles of Amendment and Restatement of Articles of Incorporation and Bylaws;

     o David Mladen, our sole officer and director, continued to serve as the sole officer and director of the surviving entity;

     o The trading symbol for the surviving entity's common stock, which is quoted on the over-the-counter bulletin board of the National Association of Securities Dealers, was changed to "EIVR"; and

     o The total number of shares of stock which the surviving entity is authorized to issue has increased to 201,000,000 shares, of which 200,000,000 shares are common stock, $0.01 par value per share and 1,000,000 are preferred stock, par value $0.01.

While the Reincorporation by Merger resulted in changes to our name and state of incorporation, as well as the other changes listed above, it did not result in any material changes to our business, management, assets, liabilities or net worth.

Designation and Issuance of Series C Convertible Preferred Stock
----------------------------------------------------------------

On October 11, 2006, we filed Articles Supplementary to our Articles of Amendment and Restatement to our Articles of Incorporation (the "Articles Supplementary") with the State Department of Assessments and Taxation of Maryland, reclassifying and designating a series of 43,500 shares of Series C Convertible Preferred Stock (the "Series C Preferred Stock") and fixing the rights and preferences of such series.

On October 18, 2006, we issued the 43,500 shares of Series C Preferred Stock to David Mladen, in consideration for his agreement to waive $720,000 of liquidated damages due to him, for the period of July 1, 2006 through October 31, 2006, by virtue of our failure to satisfy certain of our registration requirements.

On October 24, 2006, Mr. Mladen converted the Series C Preferred Stock into 43,500,000 shares of our Common Stock.

Related Party Transactions

The Properties are managed by White Knight Management, LLC, a party owned and controlled by David Mladen, our majority stockholder and sole officer and director. The Properties are managed pursuant to oral agreements which provide for management fees of approximately 4% of revenues. Management fees were $-0-and $12,992 and $31,019 and $46,657 for three and the nine months ended September 30, 2006 and 2005, respectively. We discontinued this arrangement with White Knight effective July 1, 2006, and now manage the Properties ourselves.

Trends and Uncertainties

We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the acquisition and operation of the Properties, other than those identified below.

Increasing Demand For Rental Apartments
---------------------------------------

Based on certain demographic trends, in particular, the growth of the "Echo Boomer" generation, we believe we are well-positioned to continue achieving our objectives. While there is no guarantee that individuals making up this group will choose renting versus ownership, we believe the increase in this age group will have a positive demand for the number of rental households. Echo Boomers are now entering into the age group having the greatest propensity to rent. The number of individuals between the ages of 18-39 is expected to grow significantly over the next 20 years.

Strong Demand Due To Interest Rate Environment
----------------------------------------------

The 40-year historic lows reached on mortgage interest rates in recent years provided some individuals with the opportunity to purchase homes at similar costs to renting, particularly when utilizing short-term variable mortgages. However, with the more recent increases in interest rates, this attractive alternative may have faded for some and the apartment sector is in a position to reap the benefits. If a higher interest rate environment continues, then the number of individuals purchasing homes will typically decline. As rental apartments directly compete with the single-family home and condominium sectors of the economy, the demand on new and existing rental apartment communities may rise when demand for purchasing homes falls. We believe this will be beneficial for apartment owners as it should translate into greater demand, higher occupancy rates, fewer concessions needed to attract renters, and therefore increased profitability of our Properties.

Increased Income And Dividends Due To Healthy U.S. Economy
----------------------------------------------------------

Generally, healthy employment in a particular market area enables apartment owners to increase rents charged to tenants. As employment across the locations in which we own apartment buildings continues to improve and stabilize, apartment owners in these locations should be able to increase rents ahead of expenses, which should increase the revenue we receive from our apartment buildings. As a result, the amount of cash available for distribution to our stockholders should increase. However, our actual results of operations and, accordingly, cash available for dividends, will be affected by a number of factors, including the revenue we receive from our Properties, our operating expenses, our debt obligations, interest expense, the ability of our residents to meet their obligations, and unanticipated expenditures.

Liquidity and Capital Resources

We have suffered recurring losses from operations and have a net stockholders' deficit of $5,348,153 all of which raise substantial doubt about our ability to continue as a going concern. Management plans to raise capital through a combination of debt and equity financings and to manage cash flows carefully. However, we have no assurance that sufficient cash flow will be generated in the future to meet our operating requirements.

We expect that the rental income we receive from tenants of our Properties will be our primary source of funds going forward. In order to acquire additional apartment properties, and, if necessary, to fund our operations, we may determine to take out additional loans from financial institutions or raise funds from one or a combination of debt offerings and equity offerings.

Our cash and cash equivalents balance was $1,640,992 at September 30, 2006. All cash and cash equivalents are held in money market or checking accounts.

Mortgage Notes Payable to Astoria Federal Mortgage Corp.

As a result of the Eternal Acquisition, we are the owner of eight Properties, all in the metropolitan Hartford, Connecticut area.

As of December 27, 2005, we borrowed an aggregate of $8,224,000 from Astoria Federal Mortgage Corp., in connection with the refinancing of the Properties, evidenced by eight notes payable (the "Mortgage Notes"). The initial interest rate on the Mortgage Notes, of 5.625%, will remain in effect for 84 months. Thereafter, the Mortgage Notes bear interest at a rate equal to the five (5) year "Fixed Rate Advance" as determined by the Federal Home Bank of New York, plus 2.500%, rounded to the nearest one-eighth of one percent (0.125%) and adjusted every sixty (60) months. The loans are repayable in monthly installments of principal and interest, due on the first day of each month, commencing February 1, 2006. The principal and interest payments are based on a 360 month amortization. The Mortgage Notes mature on January 1, 2018, at which time the entire unpaid principal balance, plus accrued interest thereon, shall be payable.

The Mortgage Notes are secured against each respective Property. David Mladen, our majority stockholder, and sole officer and director, has guaranteed up to 5% of the outstanding balance of the principal with interest for the life of the loan.

Liquidated Damages

In connection with David Mladen's purchase of 11,000 shares of our Series A Preferred Stock (the "Preferred Stock"), we entered into a Registration Rights Agreement with Mr. Mladen (the "Registration Rights Agreement"), pursuant to which we agreed to prepare, and, on or prior to the sixtieth (60th) day following the date of such purchase, file with the Securities and Exchange Commission a Resale Registration Statement on Form SB-2 (the "Resale Registration Statement"), to register all of the shares of our Common Stock underlying the Preferred Stock (the "Conversion Shares"). Further, pursuant to the Registration Rights Agreement, we are required to use best efforts to (a) have the SEC declare the Resale Registration Statement effective within ninety
(90) days after filing the Resale Registration Statement with the SEC (or one hundred and twenty (120) days if we receive any comments on the Registration Statement from the SEC), and (b) maintain the effectiveness of the Resale Registration Statement until all such common shares have been sold or may be sold without volume restrictions pursuant to Rule 144(k) of the Securities Act of 1933, as amended.

If we (i) fail to file the Resale Registration Statement, or (ii) fail to have the Registration Statement declared effective within the required period, or
(iii) if effectiveness is not maintained, the Registration Rights Agreement requires us to make payments to Mr. Mladen in an aggregate amount equal to two percent (2%) per month of $9,000,000 (assuming the sale of $9,000,000 of the aggregate fair market value of the Conversion Shares) ("Outstanding Principal Amount"), multiplied by the number of months (prorated for partial months) until the failure is cured. As of June 30, 2006, the Resale Registration Statement had not been filed. As of the date hereof, the Resale Registration Statements has still not been filed. As of June 30, 2006, Mr. Mladen has agreed to waive approximately $1,174,000 of Liquidated Damages due to him, and such amount has been reflected as a capital contribution as of that date. As of October 24, 2006, we issued Mr. Mladen 43,500 shares of our Series C Preferred Stock, in consideration for his agreement to waive an aggregate of $720,000 of liquidated damages due to him, for the period of July 1, 2006 through October 31, 2006. As of September 30, 2006, an additional $540,000 of liquidated damages were recorded as preferred stock to be issued.

We account for the Registration Rights Agreement as a separate freestanding instrument and account for the liquidated damages provision as a derivative liability subject to SFAS 133. Accordingly, the liability is recorded at estimated fair value based on an estimate of the probability and costs of cash penalties being incurred and is revalued at each balance sheet date, with changes in value recorded as non-operating income or expense. As of September 30, 2006, the liability amounted to approximately $864,000, and is included on the balance sheet as a derivative liability.

Results of Operations

As of September 30, 2006, we owned interests in eight (8) residential real estate properties consisting of 273 units. The table below lists the location of our Properties, the number and type of units in each Property, the range of rents, and the vacancies of these Properties as of September 30, 2006.

Details on the properties are as follows:

--------------------------------------------------------------------------------
                            Number and                 Rent Range     Vacancies
Location                    Type of Units
--------------------------------------------------------------------------------
154-160A Collins Street     41 units:                                     15
Hartford, CT                3 three-bedroom            $750
                            1 one-and a-half-bedroom   $650
                            37 one-bedroom             $600
--------------------------------------------------------------------------------

21 Evergreen Avenue         24 units:                                     3
Hartford, CT                18 one-bedroom             $625 - $650
                            6 studios                  $500 - $550
--------------------------------------------------------------------------------
243 & 255 Laurel Street     34 units:                                     4
Hartford, CT                4 two-bedroom              $725 - $775
                            30 one-bedroom             $600 - $625
--------------------------------------------------------------------------------
252 Laurel Street           21 units:                                     0
Hartford, CT                2 two-bedroom              $750
                            16 one-bedroom             $625
                            3 studios                  $450 - $475
--------------------------------------------------------------------------------
270 Laurel Street           77 units:                                     5
Hartford, CT                1 two-bedroom              $825
                            3 one-bedroom              $650
                            73 studios                 $500 - $550
--------------------------------------------------------------------------------
360 Laurel Street           18 units:                                     3
Hartford, CT                3 two-bedroom              $650 - $700
                            15 one-bedroom             $600 - $625
--------------------------------------------------------------------------------
117-145 S. Marshall Street  42 units:                                     14
Hartford, CT                36 two bedroom             $700 - $725
                            6 one-bedroom              $600 - $625
--------------------------------------------------------------------------------
56 Webster Street           16 units:                                     0
Hartford, CT                10 one-bedroom             $500
                            6 studios                  $400
--------------------------------------------------------------------------------

Comparison of Operations for the Three-Month Period Ended September 30, 2006 to the Three-Month Period Ended September 30, 2005

The following summarizes changes in our operations for the three-month periods ended September 30, 2006 and 2005. Our net loss for the three-month period ended September 30, 2006, was $1,010,135 the three-month period ended September 30, 2005, we had a net income $152,421. The primary reason for this decrease in our net loss was unrealized gains on investments during 2006, which are partially offset by the increase in professional fees incurred in connection with our Reincorporation by Merger in Maryland and related regulatory filings.

Rental Revenue

Revenues decreased approximately $31,663, from $412,795 in the three-month period ended September 30, 2005 to $381,132 in the three-month period ended September 30, 2006, or approximately 7.7%, as a result of decreased occupancy rates.

Property Operating Costs

Property operating costs increased approximately $137,137, from $123,701 in the three-month period ended September 30, 2005 to $260,838 in the three-month period ended September 30, 2006, or approximately 111.0%. The increase was primarily related to increased costs for utilities.

General and Administrative

General and administrative expense increased approximately $400,460, from $-0-in the three-month period ended September 30, 2005 to $400,460 in the three-month period ended September 30, 2006. The increase was due to increased professional fees incurred in connection with our Reincorporation by Merger in Maryland and related regulatory filings.

Interest Expense

Interest expense increased approximately $82,474, from $84,221 in the three-month period ended September 30, 2005 to $166,695 in the three-month period ended September 30, 2006, or 97.9%. The increase was primarily related to interest on the promissory notes and the increased borrowings under the mortgage notes payable.

Comparison of Operations for the Nine-Month Period Ended September 30, 2006 to the Nine-Month Period Ended September 30, 2005

The following summarizes changes in our operations for the nine-month periods ended September 30, 2006 and 2005. Our net loss for the nine-month period ended September 30, 2006, was $1,328,311 For the nine-month period ended September 30, 2005, we had a net loss of $35,587. The primary reason for this increase in our net loss, was the increase in professional fees incurred in connection with the Eternal Acquisition and the Reincorporation by Merger in Maryland, and related regulatory filings.

Rental Revenue

Revenues decreased approximately $100,820, from $1,254,416 in the nine-month period ended September 30, 2005 to $1,153,596 in the nine-month period ended September 30, 2006, or approximately 8%, as a result of decreased occupancy rates.

Property Operating Costs

Property operating costs increased approximately $195,951, from $544,669 in the nine-month period ended September 30, 2005 to $740,620 in the nine-month period ended September 30, 2006, or approximately 35.9%. The increase was primarily related to increased costs for heat and other utilities.

General and Administrative

General and administrative expense increased approximately $530,882, from $321,251 in the nine-month period ended September 30, 2005 to $852,133 in the nine-month period ended September 30, 2006, or approximately 165.3%. The decrease was due to increased professional fees incurred in connection with the Eternal Acquisition and Reincorporation by Merger, and related regulatory filings, offset by the reduction in the reserve of the related party receivable with White Knight Management, LLC.

Interest Expense

Interest expense increased approximately $199,794 from $259,052 in the nine-month period ended September 30, 2005 to $458,846 in the nine-month period ended September 30, 2006, or 77.0%. The increase was primarily related to interest on the promissory notes and the increased borrowings under the mortgage notes payable.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

The discussion included in our Annual Report on Form 10-KSB for the year ended December 31, 2005, under the subheading "Critical Accounting Policies and Estimates", is still considered current and applicable. In addition:

In December 2005, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment to FASB Statements No. 133 and 140" and in May 2005, the FASB issued SFAS No. 154 "Accounting and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3." We are not significantly impacted by these statements and do not expect their implementation to have a material impact on our consolidated financial statements.

SFAS No. 157, Fair Value Measurements, issued in September 2006, establishes a formal framework for measuring fair value under GAAP. It defines and codifies the many definitions of fair value included among various other authoritative literature, clarifies and, in some instances, expands on the guidance for implementing fair value measurements, and increases the level of disclosure required for fair value measurements. Although SFAS No. 157 applies to and amends the provisions of existing FASB and AICPA pronouncements, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards. SFAS No. 157 applies to all other accounting pronouncements requiring or permitting fair value measurements, except for SFAS No. 123 (R), share-based payment and related pronouncements, the practicability exceptions to fair value determinations allowed by various other authoritative pronouncements, and AICPA Statements of Position 97-2 and 98-9 that deal with software revenue recognition. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

                                    BUSINESS

CORPORATE HISTORY

     On August 18, 1968, we were incorporated in the State of Oklahoma as Dorsett Educational Systems, Inc. On December 20, 2002, we changed our name to Gift Liquidators, Inc. Since that time, and prior to the sale of all of our inventory in September 2005, our core business involved the wholesale distribution of a diverse line of gift and novelty products acquired in closeouts from gift developers and distributors.

     As of September 28, 2005 (the "Closing Date"), David Mladen purchased 11,000 shares of our Series A Convertible Preferred Stock, $0.01 par value per share ("Series A Preferred Stock"), for an aggregate purchase price of $10,000 (the "Preferred Stock Transaction"). Each share of our Series A Preferred Stock is convertible at any time, at the holder's option, into 143 shares of our common stock, subject to certain adjustment.

     Further, as of the Closing Date, two of our former stockholders, one of whom was an officer and director of ours, sold an aggregate of 33,761 shares of our Common Stock to Mr. Mladen, which amount represented 28.6% of our issued and outstanding Common Stock (the "Common Stock Transaction").

     In addition, as of the Closing Date, our existing officers and directors resigned, and Mr. Mladen was appointed as our sole officer and director.

     As a result of the Preferred Stock Transaction and the Common Stock Transaction, Mr. Mladen controls approximately 51% of our voting power. By virtue of (i) the percentage of our Common Stock Mr. Mladen acquired, (ii) the number of shares of our Common Stock Mr. Mladen would receive upon conversion of the shares of Preferred Stock he purchased, (iii) the resignation of all of our officers and directors, and (iv) the appointment of Mr. Mladen as our sole officer and director, there was deemed to have been a "change in control" of our company as of the Closing Date.

     In connection with the aforementioned transactions, and the corresponding decision by our new management to exit the gift liquidation business, effective as of the Closing Date:

     o We entered into an Asset Sale Agreement with Laid Back Enterprises, Inc. ("Laid Back"), a company owned and controlled by two of our former officers and directors, pursuant to which Laid Back purchased all of our non-cash assets, including all of our inventory in exchange for the cancellation of our indebtedness to Laid Back in the aggregate amount of $50,485;

     o We terminated our Administrative Services Agreement with Laid Back, dated December 20, 2002, pursuant to which we had been receiving certain personnel, sales, marketing, accounting and other administrative services from employees of Laid Back; and

     o We terminated our Tax Sharing Agreement with Laid Back, dated December 20, 2002, pursuant to which we had been sharing certain tax responsibilities with Laid Back.

     Between October 26, 2005 and October 31, 2005, we formed eight Delaware limited partnerships as wholly-owned subsidiaries of ours (the "Limited Partnerships"), as follows:

     o    Excellency Investment Realty Trust I, L.P.;
     o    Excellency Investment Realty Trust II, L.P.;
     o    Excellency Investment Realty Trust III, L.P.;
     o    Excellency Investment Realty Trust IV, L.P.;
     o    Excellency Investment Realty Trust V, L.P.;
     o    Excellency Investment Realty Trust VI, L.P.;
     o    Excellency Investment Realty Trust VII, L.P.; and
     o    Excellency Investment Realty Trust VIII, L.P.

     As of November 4, 2005, we acquired Eternal Enterprise, Inc., a Connecticut corporation ("Eternal"), when the pre-acquisition stockholders of Eternal (the "Pre-Acquisition Eternal Stockholders") exchanged 100% of the issued and outstanding shares of common stock of Eternal, for (i) limited partnership interests representing 20% of the total partnership interests of each of the Limited Partnerships, and (ii) promissory notes in the aggregate principal amount of $2,610,006 (the "Notes"), pursuant to Contribution Agreements between the Pre-Acquisition Eternal Stockholders and the Limited Partnerships (the "Eternal Acquisition"). In consideration for our ownership of the remaining 80% of the total partnership interests of each of the Limited Partnerships, we agreed to assume the Notes.

     The partnership interests of the Limited Partnerships were exchanged for shares of capital stock of Eternal based upon the ratio which the value of each Property bears to the aggregate value of all of the Properties.

     Pursuant to the Partnership Agreements of the Limited Partnerships, among other things:

     o    We are the general partner of each of the Limited Partnerships; and

     o We have the right to compel the limited partners (i.e., the Pre-Acquisition Eternal Stockholders) to exchange 100% of their limited partnership interests for shares of our Common Stock.

     Eternal, which is now 100% owned, in the aggregate, by the Limited Partnerships, is the owner of eight residential real estate properties (each a "Property," and collectively, the "Properties"), located at the following addresses:

     o    154-60A Collins Street, Hartford, CT;
     o    21 Evergreen Avenue, Hartford, CT;
     o    243 & 255 Laurel Street, Hartford, CT;
     o    252 Laurel Street, Hartford CT;
     o    270 Laurel Street, Hartford, CT;
     o    360 Laurel Street, Hartford, CT;
     o    117-141 S. Marshall Street, Hartford, CT; and
     o    56 Webster Street, Hartford, CT.


REINCORPORATION

     On September 20, 2006, Gift Liquidators, Inc., an Oklahoma corporation, reincorporated in the State of Maryland by virtue of its merger with and into its wholly-owned subsidiary, Excellency Investment Realty Trust, Inc., a Maryland corporation (the "Reincorporation by Merger"). The Reincorporation by Merger was consummated pursuant to an Agreement and Plan of Merger by and between Gift Liquidators, Inc. and Excellency Investment Realty Trust, Inc., dated July 19, 2006 (the "Merger Agreement").

     In order to effectuate the Reincorporation by Merger, (a) as of September 18, 2006, a Certificate of Ownership and Merger (the "Oklahoma Certificate of Merger") was filed with the Secretary of State of the State of Oklahoma, pursuant to Section 18-1082 of the Oklahoma General Corporations Act; and (b) as of September 20, 2006, Articles of Merger (the "Maryland Articles of Merger") were filed with the Maryland State Department of Assessments and Taxation, pursuant to Section 3-107 of the Maryland Corporations and Associations Law.

     As a result of the Reincorporation by Merger, among other things:

     o Excellency Investment Realty Trust, Inc. continued as the surviving company and successor filer;

     o Each share of Gift Liquidators, Inc.'s issued and outstanding common stock and preferred stock was converted into one share of Excellency Investment Realty Trust, Inc.'s common stock and preferred stock, respectively;

     o The title to all of Gift Liquidators, Inc.'s property automatically vested in Excellency Investment Realty Trust, Inc.;

     o Excellency Investment Realty Trust, Inc. assumed all of Gift Liquidators, Inc.'s liabilities;

     o Corporate actions of the surviving entity are now governed by the Maryland Corporations and Associations Law and by Excellency Investment Realty Trust's Articles of Amendment and Restatement of Articles of Incorporation and Bylaws;

     o David Mladen, Gift Liquidators, Inc.'s sole officer and director, continued to serve as the sole officer and director of the surviving entity;

     o The trading symbol for the surviving entity's common stock, which is quoted on the over-the-counter bulletin board of the National Association of Securities Dealers, was changed to "EIVR"; and

     o The total number of shares of stock which the surviving entity is authorized to issue has increased to 201,000,000 shares, of which 200,000,000 shares are common stock, $0.01 par value per share and 1,000,000 are preferred stock, par value $0.01.

     While the Reincorporation by Merger resulted in changes to Gift Liquidators, Inc.'s name and state of incorporation, as well as the other changes listed above, it did not result in any material changes to its business, management, assets, liabilities or net worth.

     Each stock certificate representing shares of Gift Liquidators, Inc. stock that was issued and outstanding immediately before the Reincorporation by Merger automatically represents the same number of shares of stock of the same class and series of Excellency Investment Realty Trust, Inc.

Business Operations
-------------------

     Prior to the sale of all of our inventory in September 2005, our core business was the wholesale distribution of a diverse line of gift and novelty products acquired in closeouts from gift developers and distributors. We also operated a seasonal retail store operation to liquidate small quantities of close out merchandise during the Christmas season.

     As a result of the Eternal Acquisition, we are now engaged in the business of acquiring, developing, holding for investment, operating and selling apartment properties in metropolitan areas on the east coast of the United States. We have reincorporated in Maryland and, in the future, intend to qualify as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended.

     Through our subsidiaries, we own eight residential real estate Properties, consisting of an aggregate of 273 apartment units, and comprising a total of approximately 221,839 square feet, all of which are leased to residential tenants. Each of the Properties is located in the metropolitan Hartford area of Connecticut. At September 30, 2006, the properties were approximately 85% leased.

     We operate in only one industry segment -- real estate. We do not have any foreign operations, and our business is not seasonal.

Business Strategies
-------------------

     Our objective is to generate stable and increasing cash flow and asset value by acquiring, developing, holding for investment, operating and selling residential real estate properties in metropolitan areas on the east coast of the United States. Our policy is to acquire assets primarily for current income generation. In addition, we will invest in properties located in markets which offer favorable value and growth prospects.

     Our long-term goals are to rent and improve our properties and to acquire additional properties with income and capital appreciation potential as suitable opportunities arise. When appropriate, we may sell or refinance selected properties. Proceeds from any such sales or refinancings will be reinvested in acquisitions of other properties, or used for operating expenses, or reserves, as we determine.

Property Selection
------------------

     When making investments in residential real estate properties, we consider relevant real property and financial factors, including the condition and location of the property, its income-producing capacity and the prospects for its long-term appreciation. Residential real estate properties under consideration are first subjected to a comprehensive due diligence review. A property must be in what we consider to be a quality market area within locations that provide stability and upside potential.

     The following describes the factors we consider when deciding whether to invest in a property:

     o Location considerations include characteristics of the surrounding area and the suitability of the neighborhood services and amenities available to the resident base. Property considerations include physical aspects of the property, its condition, quality of design and materials and its amenities.

     o The market area is characterized as having current and long-term suitable demographic and economic conditions. We consider supply and demand factors and determine whether the capture rates in the primary and secondary market areas are within appropriate standards for the resident base. We also consider the competitive advantage of the community as compared with competing properties in the same market area.

     o In our determination of the stability of the properties operations, we consider the potential impact of rent growth, turnover, rent discounts, concessions and other factors that exist or may exist in the competitive environment.

     o We must determine, through third-party environmental and engineering assessments, that the property is not subject to any recognized environmental or physical conditions or deferred maintenance costs that would impact the future operations, marketability or salability of the property.

Financing
---------

     We expect that the rental income we receive from tenants of our Properties will be our primary source of funds going forward. In order to acquire additional apartment properties, we may pursue one or a combination of alternatives, as follows:

     o We may determine to take out additional loans to purchase interests in additional properties;

     o We may raise funds from through any one or a combination of debt offerings and equity offerings, and use such funds to purchase interests in additional properties; or

     o We may determine to acquire additional interests in properties as sufficient funds are raised from rental income.

Property Management
-------------------

     Each of our Properties was managed by White Knight Management, LLC, a party owned and controlled by David Mladen, our majority stockholder and sole officer and director. Management fees were approximately $64,667 and $60,736 for the years ended December 31, 2005 and 2004, respectively. The Properties were managed pursuant to oral agreements which provide for management fees of approximately 4% of revenues. We discontinued this arrangement with White Knight effective July 1, 2006, and now manage the Properties ourself.

Insurance
---------

     We believe that our Properties are adequately insured.

Competition
-----------

     We have acquired and intend to acquire interests in residential real estate properties on the east coast of the United States wherever suitable communities are identified by us. We will compete with many REITs, real estate partnerships, real estate operating companies and other investors, including banks and insurance companies, many of which will have greater financial resources than we do, in the acquisition and operation of properties. All of our residential real estate properties will be located in developed areas that include other multifamily residential properties. The number of competitive properties in a particular area could have a material effect on our ability to lease units at our properties and on the rents charged at the properties. While there are no dominant competitors in the industry, the market for acquiring residential real estate properties on the east coast of the United States is extensive and local in nature. We may be competing with other entities that have greater resources than we do, including several with national portfolios valued at billions of dollars, and whose management may have more experience than our management. In addition, other forms of housing, including manufactured housing community properties and single-family housing provide alternatives to potential residents of multifamily residential properties. We seek to grow by acquiring residential real estate properties in selected targeted markets. We intend to compete for the acquisition of properties by identifying opportunities that other competitors do not appreciate and by offering the highest acquisition price possible within the parameters of our investment objectives and policies. We cannot predict how successful we will be in identifying and acquiring suitable properties.

Government Regulations
----------------------

     Our Properties must comply with Title III of the Americans with Disabilities Act (the "ADA") to the extent that they are "public accommodations" or "commercial facilities" as defined in the ADA. The ADA does not consider residential real estate properties to be public accommodations or commercial facilities, except for portions of such properties that are open to the public. In addition, the Fair Housing Amendments Act of 1988 (the "FHAA") requires residential real estate properties first occupied after March 13, 1990, to be accessible to the handicapped. Other laws also require apartment buildings to be handicap accessible.

     In addition, under various federal, state and local laws, an owner or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances on, under or in the property. This liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of the substances. Other law imposes on owners and operators certain requirements regarding conditions and activities that may affect human health or the environment.

     Further, like many real estate operators, we are subject to premises liability laws, housing discrimination laws and landlord-tenant laws.

     We are not aware of any material noncompliance, liability or claim relating to any of the aforementioned regulations in connection with any of our Properties.

Employees
---------

     We currently have one employee, who is an executive officer of ours. Our Limited Partnerships currently have no employees. Eternal Enterprise, Inc., which is 100% owned by our Limited Partnerships, currently employs four (4) individuals, who are primarily involved in the supervision and maintenance of specific properties.


LEGAL PROCEEDINGS.

     Neither we, nor our Properties, are presently subject to any material litigation, and, to management's knowledge, there is not any material litigation presently threatened against them. We are occasionally subject to ordinary routine legal and administrative proceedings incident to the ownership of residential real estate. Some of the legal and other expenses related to these proceedings are covered by insurance and none of these costs and expenses are expected to have a material adverse effect on our Consolidated Financial Statements.

DESCRIPTION OF PROPERTIES

General

         As of September 30, 2006, we owned eight (8) residential real estate properties consisting of 273 units. The table below lists the location of our Properties, the number and type of units in each Property, the range of rents, and the vacancies of these Properties as of September 30, 2006.

--------------------------------------------------------------------------------
                                Number and
Location                       Type of Units            Rent Range    Vacancies
--------------------------------------------------------------------------------
154-60A Collins Street       41 units:                                    15
Hartford, CT                 3 three-bedroom             $750
                             1 one-and a-half-bedroom    $650
                             37 one-bedroom              $600
-------------------------------------------------------------------------------
21 Evergreen Avenue          24 units:                                     3
Hartford, CT                 18 one-bedroom              $625 - $650
                             6 studios                   $500 - $550
-------------------------------------------------------------------------------
243 & 255 Laurel Street      34 units:                                     4
Hartford, CT                 4 two-bedroom               $725 - $775
                             30 one-bedroom              $600 - $625
-------------------------------------------------------------------------------
252 Laurel Street            21 units:                                     0
Hartford, CT                 2 two-bedroom               $750
                             16 one-bedroom              $625
                             3 studios                   $450 - $475
-------------------------------------------------------------------------------
270 Laurel Street            77 units:                                     5
Hartford, CT                 1 two-bedroom               $825
                             3 one-bedroom               $650
                             73 studios                  $500 - $550
-------------------------------------------------------------------------------
360 Laurel Street            18 units:                                     3
Hartford, CT                 3 two-bedroom               $650 - $700
                             15 one-bedroom              $600 - $625
-------------------------------------------------------------------------------
117-141 S. Marshall Street   42 units:                                    14
Hartford, CT                 36 two bedroom              $700 - $725
                             6 one-bedroom               $600 - $625
-------------------------------------------------------------------------------
56 Webster Street            16 units:                                     0
Hartford, CT                 10 one-bedroom              $500
                             6 studios                   $400
-------------------------------------------------------------------------------


Financing

     As of December 27, 2005, we borrowed an aggregate of $8,224,000 from Astoria Federal Mortgage Corp., in connection with the refinancing of our Properties, evidenced by eight notes payable (the "Mortgage Notes"). The Mortgage Notes bear interest at an initial rate of 5.625%. The loans are repayable in monthly installments of principal and interest, due on the first day of each month. The Mortgage Notes mature on January 1, 2018, at which time the entire unpaid principal balance, plus accrued interest thereon, shall be payable. The Mortgage Notes are secured against each respective Property, and, David Mladen, our majority stockholder, and sole officer and director, has guaranteed up to 5% of the outstanding balance of the principal with interest for the life of the loan. As of September 30, 2006, the outstanding aggregate balance due under these notes was $8,152,499.

     We used the amounts borrowed from Astoria Federal Mortgage Corp. to repay the aggregate amount of $5,263,472 of principal and interest we owed under previous mortgages with Credit Suisse First Boston Mortgage Capital, LLC. In connection with such refinancing, we incurred approximately $654,000 in costs to defease the mortgages.

Objectives

     Our objective is to generate stable and increasing cash flow and asset value by acquiring, developing, holding for investment, operating and selling residential real estate properties in metropolitan areas on the east coast of the United States. Our policy is to acquire assets primarily for current income generation. In addition, we will invest in properties located in markets which offer favorable value and growth prospects.

     Our long-term goals are to rent and improve our properties and to acquire additional properties with income and capital appreciation potential as suitable opportunities arise. When appropriate, we may sell or refinance selected properties. Proceeds from any such sales or refinancings will be reinvested in acquisitions of other properties, or used for operating expenses, or reserves, as we determine.

                                   MANAGEMENT

     Our Board of Directors consists of only one class. Currently, we have one director and one executive officer, both of which are the same individual. We may appoint and elect additional directors and hire additional officers in the near future. Our directors typically serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. There are no family relationships among directors and executive officers. We also have provided a brief description of the business experience of our director and executive officer during the past five years.


     The following table sets forth the names of all of our directors and executive officers, as of October, 2006.

Name               Age          Offices Held
----               ---          ------------

David Mladen       50           President, Chief Executive Officer and Director

     David Mladen. Mr. Mladen has been our President and Chief Executive Officer, and a director of ours, since September 28, 2005. Since 1997, Mr. Mladen has been President of White Knight Management LLC, and Eternal Enterprises, Inc., which are a real estate management and a real estate investing company, respectively. Mr. Mladen has no additional directorships with reporting companies.

Significant Employees

     We have no employees who are not executive officers, but who are expected to make a significant contribution to the Company's business.

Family Relationships

     There are no family relationships among our directors, executive officers, or persons nominated to become directors of executive officers.

Involvement in Certain Legal Proceedings

     During the past five years, none of our directors, persons nominated to become directors, executive officers, promoters or control persons:

     o was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

     o was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

     o was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

     o was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee Financial Expert

     The Securities Exchange Commission has adopted rules to implement certain requirements of the Sarbanes-Oxley Act of 2002 pertaining to public company audit committees. One of the rules adopted by the SEC requires a company to disclose whether it has an "audit committee financial expert" serving on its audit committee. Our board of directors has not yet established an audit committee. As such, our board has not yet appointed an audit committee financial expert. At this time, our board of directors believes it would be desirable to have an audit committee, and for the audit committee to have an audit committee financial expert serving on the committee. While informal discussions as to potential candidates have occurred, at this time no formal search process has commenced.

Code of Ethics

     We have not yet adopted a code of ethics policy because prior to our acquisition of Eternal Enterprise, Inc. we had no significant operations. We intend to adopt a code of ethics policy in the future.

                             EXECUTIVE COMPENSATION

         The following table discloses, for the fiscal years ended December 31, 2004 and 2005, certain compensation paid to our named executive officers, being
(i) our current Chief Executive Officer, and (ii) our former President, who resigned as of September 28, 2005. No other officer of ours earned more than $100,000 in annual compensation during the fiscal year ended December 31, 2005.

                                                                                     Long-Term
                                         Annual Compensation                       Compensation
                                         -------------------                       ------------
                                                                         Other       Securities
                                                                         Annual      Underlying
Name and Principal Position       Year     Salary        Bonus        Compensation    Options/
                                             ($)          ($)             ($)           SARS
                                             ---          ---             ---           ----
                                                                                        (#)
------------------------------------------------------------------------------------------------
David Mladen(1)
President,  Chief  Executive      2005     $26,000      $15,000         $10,000           0
Officer and Director
------------------------------------------------------------------------------------------------
Max Colclasure(2)                 2004      $9,600         $-0-            $-0-           0
President,  Chief  Executive      2003      $9,600         $-0-            $-0-           0
Officer and Director
------------------------------------------------------------------------------------------------

--------------------

     (1) Mr. Mladen was appointed as our President and Chief Executive Officer, and a director of ours, as of September 28, 2005.

     (2) Mr. Colclasure resigned as our President and Chief Executive Officer, and a director of ours, as of September 28, 2005.

Option/SAR Grants In Last Fiscal Year

     We granted no options or SARs during the fiscal year ended December 31, 2005 to the named executive officers.

     No deferred compensation or long-term incentive plan awards were issued or granted to our management during the calendar fiscal years ending December 31, 2005, 2004, or 2003, or the period ending on the date of this annual report.

Compensation of Directors

     There are no standard arrangements pursuant to which our directors are compensated for any services provided as director. No additional amounts are payable to our directors for committee participation or special assignments.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

     There were no employment contracts, compensatory plans or arrangements, including payments to be received from us, with respect to any director or executive officer of ours which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with the company or any subsidiary, any change in control of the company, or a change in the person's responsibilities following a change in control of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of November 8, 2006 by (i) each person known by the Company to be the beneficial owner of more than five percent of its Common Stock; (ii) each director; and (iii) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of November 8, 2006, pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 43,618,537 shares of common stock outstanding.

     Except as indicated in the footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by such shareholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Excellency Investment Realty Trust, Inc., 270 Laurel Street, 1st Floor, Hartford, Connecticut 06105.

                               Amount And
                                                    Nature Of
                     Name And Address               Beneficial      Percent Of
                   of Beneficial Owner(1)           Ownership        Class
                   -------------------              ---------        -----

         David Mladen (2)
         President and Director..................   45,109,230        99.8%


         All Executive Officers and
         Directors as a Group (1 person).........   45,109,230        99.8%

         --------------------

(1) To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

(2) Includes: (i) 43,533,762 shares of common stock currently held by Mr. Mladen; (ii) 1,573,000 shares of common stock Mr. Mladen would receive upon the conversion of shares of Series A Preferred Stock he currently holds, which shares are being registered in this prospectus; and (iii) 2,469 shares of our common stock held by Excellency Investment Realty Trust I, LP, a company controlled by Mr. Mladen.

EQUITY COMPENSATION PLANS

     We do not currently have any compensation plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Transactions with Management and Others

     The following is a description of transactions between members of management, five percent stockholders, "affiliates," promoters and finders:

Sale of Inventory
-----------------

     In connection with the "change in control" of our company, which occurred as of September 29, 2005, we entered into an Asset Sale Agreement with Laid Back Enterprises, Inc. ("Laid Back"), a company owned and controlled by two of our former officers and directors, pursuant to which Laid Back purchased all of our non-cash assets, including all of our inventory in exchange for the cancellation of our indebtedness to Laid Back in the aggregate amount of $50,485.

Purchase of Limited Partnership Interests
-----------------------------------------

     As of November 4, 2005, the stockholders of Eternal Enterprise, Inc., exchanged, in the aggregate, 100% of the issued and outstanding shares of common stock of Eternal Enterprise, Inc., for (i) limited partnership interests representing 20% of the total partnership interests of each of the Limited Partnerships, and (b) promissory notes in the aggregate principal amount of $2,610,006 (the "LP Notes"). One of the Pre-Acquisition Eternal Stockholders is Goran Mladen, the son of our majority stockholder and sole officer and director.

     As of December 29, 2005, the Company entered into a Purchase and Sale Agreement with Goran Mladen, pursuant to which the Company purchased all of the interests in the Limited Partnerships owned by Goran Mladen, for an aggregate purchase price of $479,096. As a result, the Company now owns approximately 81% of the partnership interests of each of the Limited Partnerships.

Repayment of Shareholder Loans
------------------------------

     At various times during 2003, 2004 and 2005, David Mladen, our majority stockholder and sole officer and director, made loans to Eternal Enterprise, Inc., a company we recently acquired, in the aggregate amount of $400,000, with an interest rate of 6% per annum (the "Mladen Notes"). On February 22, 2006, the Company paid $325,000 to Mr. Mladen as partial repayment of the Mladen Notes.

Property Management Fees
------------------------

     Until June 30, 2006 our Properties were managed by White Knight Management, LLC, a party owned and controlled by David Mladen, the Company's majority stockholder and sole officer and director. Management fees were $64,667 and $60,736 for the years ended December 31, 2005 and 2004, respectively. The Properties are managed pursuant to oral agreements which provide for management fees of approximately 4% of revenues. We discontinued this arrangement with White Knight, effective July 1, 2006.

Issuance of Series C Preferred Stock

On October 18, 2006, we issued 43,500 shares of our series C convertible preferred stock, $0.01 par value per share (the "Series C Shares"), to David Mladen, our President and Chief Executive Officer, and a director of ours. The Series C Shares were issued to Mr. Mladen, in consideration for his agreement to waive $720,000 of liquidated damages due to him by virtue of our failure to satisfy certain of our registration requirements. On October 24, 2006, Mr. Mladen converted the Series C Shares into 43,500,000 shares of our common stock, $0.01 par value per share.

                            DESCRIPTION OF SECURITIES

The Company's authorized capital stock consists of 201,000,000 shares of capital stock, par value of $0.01 per share, consisting of 200,000,000 shares of common stock and 1,000,000 shares of preferred stock, further consisting of 11,000 shares designated as Series A Convertible Preferred Stock, 20,000 shares designated as Series B Voting Preferred Stock, and 43,500 shares designated as Series C Convertible Preferred Stock. As of November 8, 2006, (i) 43,618,537 shares of our common stock are issued and outstanding, (ii) 11,000 shares of our Series A Convertible Preferred Stock are issued and outstanding, (iii) no shares of our Series B Voting preferred Stock or Series C Convertible Preferred Stock are issued and outstanding. The holders of shares of our common stock are entitled to elect all of the directors and to one vote per share on all matters submitted to shareholder vote. Holders of our common stock are entitled to receive ratably dividends, subject to the rights of the holders of Preferred Stock (if any), as may be declared by our Board of Directors out of funds legally available therefore.

     The rights, privileges, preferences and restrictions of each class and series of our stock are the same in all material respects of those of the same class and series of Excellency Investment Realty Trust. The following is a summary of the rights, privileges, preferences and restrictions of our common and preferred stock:

         Excellency Investment Realty Trust, Inc. Common Stock
         -----------------------------------------------------

          o Dividends: The holders of common stock are entitled to receive, ratably, dividends when, as and if declared by the board of directors out of funds legally available therefore.

          o Liquidation Preference: In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled, subject to the rights of holders of preferred stock, if any, to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock.

          o Conversion: The holders of common stock have no conversion rights and they are not subject to further calls or assessments.

          o Preemption: The holders of common stock have no preemptive rights and they are not subject to further calls or assessments.

          o Voting Rights: The holders of common stock are entitled to one vote for each share held of record on all matters on which the holders of common stock are entitled to vote. Cumulative voting for directors is not permitted.

          o Redemption: There are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid.

         Excellency Investment Realty Trust, Inc. Series A Convertible
         Preferred Stock
         -----------------------------------------------------------------------

          o Dividends: The holders of Series A convertible preferred stock are entitled to receive, ratably, dividends when, as and if declared by the board of directors out of funds legally available therefor. If any dividend or other distributions are declared on our common stock, then a dividend or other distribution must also be declared on the outstanding Series A convertible preferred stock at the same time and on the same terms and conditions, so that each holder of Series A convertible preferred stock will receive the same dividend or distribution such holder would have received if the holder had converted his Series A convertible preferred stock as of the record date for determining stockholders entitled to receive such dividend or distribution.

          o Liquidation Preference: In the event of our liquidation, dissolution or winding up, the holders of Series A convertible preferred stock are entitled to receive a liquidation preference of $0.91 for each share of Series A convertible preferred stock prior to payment being made to any junior stock.

          o Conversion: The holders of Series A convertible preferred stock may convert each share into 143 shares of common stock.

          o Preemption: The holders of Series A convertible preferred stock have no preemptive rights and they are not subject to further calls or assessments.

          o Voting Rights: The holders of Series A convertible preferred stock are entitled to one vote for each share of common stock into which their Series A convertible stock is then convertible (currently 143 shares). Cumulative voting is not permitted

          o Redemption: There are no redemption or sinking fund provisions applicable to the Series A convertible preferred stock. The outstanding shares of Series A convertible preferred stock are fully paid.

         Excellency Investment Realty Trust, Inc. Series B Preferred Stock
         -----------------------------------------------------------------

          o Dividends: The holders of Series B preferred stock are not entitled to receive dividends.

          o Liquidation Preference: In the event of our liquidation, dissolution or winding up, the holders of Series B preferred stock are not entitled to receive a liquidation preference.

          o Conversion: The holders of Series B preferred stock may not convert their shares of common stock.

          o Preemption: The holders of Series B preferred stock have no preemptive rights and they are not subject to further calls or assessments.

          o Voting Rights: The holders of Series B preferred stock are entitled to one hundred votes for each share of Series B stock they hold. Cumulative voting is not permitted

          o Redemption: There are no redemption or sinking fund provisions applicable to the Series B preferred stock.

     No Excellency Investment Realty Trust Series B preferred stock is outstanding.

Excellency Investment Realty Trust, Inc. Series C Preferred Stock
-----------------------------------------------------------------

Pursuant to the authority vested in our Board of Directors by Article SIXTH of our Articles of Amendment and Restatement of Articles of Incorporation (the "Articles"), on October 6, 2006, the Board of Directors approved the reclassification and designation of 43,500 shares of our authorized preferred stock, $0.01 par value per share, designated as series C convertible preferred stock ("Series C Preferred Stock").

     On October 11, 2006, as authorized by the Board of Directors, we filed Articles Supplementary to the Articles (the "Articles Supplementary") with the State Department of Assessments and Taxation of Maryland, reclassifying and designating the Series C Preferred Stock and fixing the rights and preferences of such series. Pursuant to the Articles Supplementary, the holders of our Series C Preferred Stock:

     o shall be entitled to cast one thousand (1,000) votes per share of Series C Preferred Stock upon all matters submitted to a vote of the holders of our Common Stock;

     o shall be entitled to receive dividends when and as declared by the Board of Directors; and

     o shall be entitled to convert each of their shares of Series C Preferred Stock into one thousand (1,000) shares of our Common Stock.

     The shares of Series C Preferred Stock:

     o shall be not be reissued after they are reacquired by us by reason of repurchase or otherwise, and all such shares shall be returned to the status of undesignated shares of our Preferred Stock; and

     o shall be adjusted in the event of stock splits, stock combinations, mergers, reorganizations, or other such events.


     Excellency Investment Realty Trust, Inc. Blank Check Preferred Stock
     --------------------------------------------------------------------

     Excellency Investment Realty Trust's Articles of Amendment and Restatement of Articles of Incorporation authorize its board of directors to establish one or more additional series of preferred stock and to determine, with respect to any such series of preferred stock, its terms and rights, including:

     o    the designation of each series;

     o    the voting powers, if any, associated with each such series

     o whether dividends, if any, will be cumulative or noncumulative and the dividend rate of each series

     o the redemption rights and price or prices, if any, for shares of each series; and

     o preferences and other special rights, if any, of shares of each series in the event of any liquidation, dissolution, or distribution of Excellency Investment Realty Trust's assets.




                                 TRANSFER AGENT

The transfer agent and registrar for the Company's Common Stock is National Stock Transfer 1512 South 1100 East, Suite, Salt Lake City, UT 84105. Its telephone number is (801) 485-7978.

                           SHARES ELIGIBLE FOR RESALE

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of common stock offered may be resold without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act of 1933, may generally only be sold in compliance with Rule 144 under the Securities Act of 1933.

SALE OF RESTRICTED SHARES. Certain shares of our outstanding common stock were issued and sold by us in private transactions in reliance upon exemptions from registration under the Securities Act of 1933 and have not been registered for resale. Additional shares may be issued pursuant to outstanding warrants and options. There are 78,108 shares of our common stock that are not restricted by Rule 144 because they are in the public float. Resales of the remainder of our issued and outstanding shares of common stock are restricted under Rule 144. There are 43,540,429 shares of our common stock that are restricted, including shares subject to outstanding warrants to purchase, or notes convertible into, common stock (excluding any conversions of notes to date). Such shares may be sold only pursuant to an effective registration statement filed by us or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act of 1933.

In general, under Rule 144 as currently in effect, a shareholder, including one of our affiliates, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or our affiliate. The number of shares of common stock which may be sold within any three-month period is limited to the greater of: (i) one percent of our then outstanding common stock, or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not our affiliate, who has not been our affiliate for 90 days prior to the sale, and who has beneficially owned shares acquired from us or our affiliate for over two years may resell the shares of common stock without compliance with many of the foregoing requirements under Rule 144.

                             SELLING SECURITYHOLDERS

We agreed to register for resale shares of common stock by the selling securityholders listed below. The selling securityholders may from time to time offer and sell any or all of their shares that are registered under this prospectus. The selling securityholders, and any participating broker-dealers are "underwriters" within the meaning of the Securities Act of 1933, as amended. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling securityholders in connection with the sale of such shares.

The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by the selling securityholders named below and as adjusted to give effect to the sale of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. All information contained in the table below is based upon information provided to us by the selling securityholders and we have not independently verified this information. The selling securityholders are not making any representation that any shares covered by the prospectus will be offered for sale. The selling securityholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered.

Except as indicated below, none of the selling securityholders has held any position or office with us, nor are any of the selling securityholders associates or affiliates of any of our officers or directors. Except as indicated below, no selling stockholder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. No selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer.

For purposes of this table, beneficial ownership is determined in accordance with SEC rules, and includes voting power and investment power with respect to shares and shares owned pursuant to warrants exercisable within 60 days. The "Number of Shares Beneficially Owned After the Offering" column assumes the sale of all shares offered.

         As explained below under "Plan of Distribution," we have agreed with the selling securityholders to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this prospectus.

                                  Number of
                                    Shares                       Number of Shares        Percent of
                                 Beneficially      Number of       Beneficially         Class Owned
                                Owned Prior to      Shares         Owned After             After
            Name                 Offering(1)        Offered        the Offering           Offering
            ----                 -----------        -------       -------------           --------
Dutchess Private Equities
  Fund,  LP (2)                   5,000,000        5,000,000                 0                  0
David Mladen(3)                  45,109,230        1,573,000        43,536,230               99.8%

------------

(1) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon draws under the Dutchess Equity Line.

(2) Michael Novielli and Douglas Leighton are the managing members of Dutchess Capital Management, LLC, which is the general partner to Dutchess Private Equities Fund II, LP. Dutchess's address is 50 Commonwealth Avenue, Suite 2, Boston, MA 02116.

(3) Mr. David Mladen is the Company's President, Chief Executive Officer and director, and his address is c/o Excellency Investment Realty Trust, Inc., 270 Laurel Street, 1st Floor Office, Hartford, CT 06105.

TRANSACTION WITH DUTCHESS PRIVATE EQUITIES FUND, LP

On August 29, 2006, Gift Liquidators, Inc. (the "Company") entered into an Investment Agreement with Dutchess Private Equities Fund, L.P. (the "Investor"). Pursuant to this Agreement, the Investor shall commit to purchase up to $25,000,000 of the Company's common stock over the course of thirty six (36) months. The amount that the Company shall be entitled to request from each purchase ("Puts") shall be equal to, at the Company's election, either (i) $250,000 or (ii) 200% of the average daily volume (U.S. market only) of the common stock for the 10 trading days prior to the applicable put notice date, multiplied by the average of the 3 daily closing bid prices immediately preceding the put date. The put date shall be the date that the Investor receives a put notice of a draw down by the Company. The purchase price shall be set at 93% of the lowest closing Best Bid price of the common stock during the pricing period. The pricing period shall be the 5 consecutive trading days immediately after the put notice date. There are put restrictions applied on days between the put date and the closing date with respect to that particular Put. During this time, the Company shall not be entitled to deliver another put notice. Further, the Company shall reserve the right to withdraw that portion of the Put that is below 90% of the lowest closing bid pirces for the 10-trading day period immediately preceding each put notice.

The Company is obligated to file a registration statement with the Securities and Exchange Commission ("SEC") covering the shares of common stock underlying the Investment Agreement within 30 days after the closing date. In addition, the Company is obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 120 days after the filing of the registration statement.

TRANSACTION WITH OUR SERIES A PREFERRED STOCK

On September 28, 2005, the Company entered into a Preferred Stock Purchase Agreement with David Mladen, our President and Chief Executive Officer pursuant to which Mr. Mladen purchased 11,000 shares of the Company's Series A Preferred Stock, for an aggregate purchase price of $10,000 (the "Preferred Stock Transaction"). As a result of recent amendments to the Company's charter documents, each share of the Company's Series A Preferred Stock was convertible at any time, at the holder's option, into 143 shares of the Company's common stock, subject to certain adjustment.

In connection with David Mladen's purchase of 11,000 shares of the Company's Series A Preferred Stock, the Company entered into a Registration Rights Agreement with Mr. Mladen (the "Registration Rights Agreement"), pursuant to which the Company agreed to prepare and, on or prior to the sixtieth (60th) day following the date of such purchase, file with the Securities and Exchange Commission a Resale Registration Statement on Form SB-2 (the "Resale Registration Statement"), to register all of the shares of the Company's Common Stock underlying the Series A Preferred Stock (the "Conversion Shares"). Further, pursuant to the Registration Rights Agreement, the Company is required to use best efforts to (a) have the SEC declare the Resale Registration Statement effective within ninety (90) days after filing the Resale Registration Statement with the SEC (or one hundred and twenty (120) days in the event any comments on the Registration Statement are received from the SEC), and (b) maintain the effectiveness of the Resale Registration Statement until all such common shares have been sold or may be sold without volume restrictions pursuant to Rule 144(k) of the Securities Act of 1933, as amended, if applicable.

Pursuant to the Registration Rights Agreement, if the Company (i) fails to file the Resale Registration Statement, or (ii) fails to have the Registration Statement declared effective within the required period, or (iii) if effectiveness is not maintained, the Registration Rights Agreement requires the Company to make payments to Mr. Mladen in an aggregate amount equal to two percent (2%) per month of $9,000,000 (assuming the sale of $9,000,000 of the aggregate fair market value of the Conversion Shares) ("Outstanding Principal Amount"), multiplied by the number of months (prorated for partial months) until the failure is cured. As of October 2006, the Resale Registration Statements was not filed. As of June 30, 2006, Mr. Mladen agreed to waive $1,174,000 of liquidated damages due to him, and such amount was reflected as a contribution of capital as of that date. Further, as of October 18, 2006, we issued 43,500 shares of our series C Convertible Preferred Stock to Mr. Mladen in consideration for his agreement to waive an additional $720,000 in liquidated damages due to him, for the period between July 1, 2006 and October 31, 2006.

This prospectus covers the resale of 1,573,000 shares of common stock underlying the Series A Preferred Stock. Further, from July 1, 2006 to October 31, 2006, the Company owes Mr. Mladen approximately $720,000 in liquidated damages as a result of the Company failing to timely file a registration statement covering these shares of common stock. Mr. Mladen has agreed to utilize these liquidated damages for the purchase of the Company's Series C Convertible Preferred Stock.

                              PLAN OF DISTRIBUTION

The selling securityholder and any of its respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling securityholder may use any one or more of the following methods when selling shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     o block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     o an exchange distribution in accordance with the rules of the applicable exchange;

     o    privately negotiated transactions;

     o    short sales after this registration statement becomes effective;

     o broker-dealers may agree with the selling securityholder to sell a specified number of such shares at a stipulated price per share;

     o    through the writing of options on the shares;

     o    a combination of any such methods of sale; and

     o    any other method permitted pursuant to applicable law.

The selling securityholder may also engage in short sales against the box after this registration statement becomes effective, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling securityholder or its respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling securityholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling securityholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling securityholder. The selling securityholder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, are "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities

Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling securityholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

The selling securityholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgee or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act of 1933 amending the list of selling securityholder to include the pledgee, transferee or other successors in interest as selling securityholder under this prospectus.

The selling securityholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling securityholder to include the pledgee, transferee or other successors in interest as selling securityholder under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling securityholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

The selling securityholder acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling securityholder use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act of 1933.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling securityholder.

                                  LEGAL MATTERS

The validity of the issuance of the common stock offered hereby will be passed upon for us by Gersten Savage LLP, New York, New York.


                                     EXPERTS

         The financial statements of the Company as of and for the years ended from December 31, 2005 and 2004, appearing elsewhere in this prospectus have been audited by Carlin, Charron & Rosen, LLP, our former Independent Registered Public Accounting Firm, as set forth in their report thereon appearing elsewhere herein. As noted in this prospetus, Carlin, Charron & Rosen served as our Independent Registered Public Accounting firm from March 8, 2006 through June 27, 2006, the date of its resignation.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

         We had no changes of, or disagreements with, our auditors during the fiscal year ended December 31, 2005.

         On March 8, 2006, the firm of M. Thomas Buxton III, CPA, P.C. resigned as the independent registered public accounting firm engaged to audit our consolidated financial statements. M. Thomas Buxton III, CPA, P.C. had not audited any of our consolidated financial statements, having replaced our previous independent registered public accounting firm, Evans, Gaither & Associates, PLLC, on September 23, 2005.

         M. Thomas Buxton III, CPA, P.C.'s resignation was accepted and ratified by our Board of Directors, as of March 9, 2006, and was made in light of the change of address of our principal executive offices from Oklahoma to Connecticut, and the consequential determination that it would be more efficient and cost-effective for us to engage a firm with a local office in Connecticut.

         Prior to M. Thomas Buxton III, CPA, P.C.'s resignation, the firm reviewed our unaudited interim report for the three and nine month periods ended September 30, 2005. In connection with such review, there were no disagreements between our company and M. Thomas Buxton III, CPA, P.C. on any matter of accounting principles or practices, consolidated financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to M. Thomas Buxton III, CPA, P.C.'s satisfaction, would have caused them to make reference to the subject matter of the disagreements in its reports. In addition, there were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-B.

         Effective as of March 9, 2006, we engaged Carlin, Charron & Rosen, LLP, independent public accountants, as the new principal accountant to audit our consolidated financial statements. The decision to engage Carlin, Charron & Rosen, LLP was approved by our Board of Directors on March 9, 2006.

         We did not consult Carlin, Charron & Rosen, LLP during the fiscal years ended December 31, 2004 and 2003, or through March 9, 2006, with regard to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements; or (ii) any matter that was either the subject of a disagreement or event as defined in Item 304(a)(1)(iv) of Regulation S-B, promulgated under the Securities Exchange Act of 1934, as amended.

         On June 27, 2006, the firm of Carlin, Charron & Rosen, LLP ("CCR") resigned as the independent registered public accounting firm engaged to audit our financial statements. CCR served as our independent registered public accounting firm since March 8, 2006. The resignation of CCR was accepted and approved by our Board of Directors by unanimous written consent, dated as of June 27, 2006.

         CCR's report on our audited consolidated financial statements as of and for the year ended December 31, 2005, did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

         From the date of CCR's engagement, through the date of resignation, we had no disagreements with CCR on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to CCR's satisfaction, would have caused them to make reference to the subject matter of the disagreements in its report. In addition, during that time period, no "reportable events" occurred, as described in Item 304(a)(1)(iv) of Regulation S-B, except that CCR did inform us of certain material weaknesses in our internal controls necessary to develop reliable financial statements.

         Effective as of August 7, 2006, we engaged Weinberg & Company, P.A., independent public accountants, as the new principal accountant to audit our financial statements. The decision to engage Weinberg & Company, P.A. was approved by our Board of Directors on August 7, 2006.

         We did not consult Weinberg & Company, P.A. during the fiscal years ended December 31, 2005 and 2004, or through August 7, 2006, with regard to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was either the subject of a disagreement or event as defined in Item 304(a)(1)(iv) of Regulation S-B, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC under the Securities Act of 1933 a registration statement on Form SB-2 with respect to the shares being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. The omitted information may be inspected and copied at the Public Reference Room maintained by the SEC at Room 1580, 100 F Street N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of such material can be obtained from the public reference section of the SEC at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respect by such reference.

For further information with respect to us and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

PART I - FINANCIAL INFORMATION

September 30, 2006 Financial Statements .................................................F-2

Condensed Consolidated Balance Sheet as of September  30, 2006 (Unaudited)...............F-2

Condensed Consolidated Statements of Operations and Accumulated Deficit for
the Three and Nine onths ended September  30, 2006 and 2005 (Unaudited)..................F-3

Condensed Consolidated Statements of Cash Flows for the Nine Months ended
September 30, 2006 and 2005 (Unaudited) .................................................F-4

Notes to Condensed Consolidated Financial Statements.....................................F-5

December 31, 2005 Financial Statements .................................................F-22

Report of Independent Registered Public Accounting Firm.................................F-22

Condensed Consolidated Balance Sheet as of December 31, 2005 (Audited)..................F-23

Condensed Consolidated Statements of Operations and Accumulated Deficit for
the Years Ended December 31, 2005 and 2004 (Audited) ...................................F-24

Condensed Consolidated Statements of Cash Flows for the Year Ended
December 31, 2005 (Audited).............................................................F-26

Notes to Condensed Consolidated Financial Statements....................................F-27

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements.

            EXCELLENCY INVESTMENT REALTY TRUST, INC. AND SUBSIDIARIES
                   (FORMERLY KNOWN AS GIFT LIQUIDATORS, INC.)
                      CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2006
                                   (UNAUDITED)

                                                       ASSETS
Real Estate:
Land                                                                                            $    811,402
Buildings and Improvements                                                                         5,161,310
                                                                                                ------------
                                                                                                   5,972,712
Less:  accumulated depreciation and amortization                                                   1,100,832
                                                                                                ------------
                                                                                                   4,871,880

Cash and cash equivalents                                                                          1,640,992
Accounts receivable-tenants, net of allowance for doubtful accounts of $56,217                        14,047
Deferred financing costs, net of accumulated amortization of $10,734                                 166,787
Escrow account                                                                                        40,227
Investments in trading securities                                                                    137,045
Other assets                                                                                           6,765
                                                                                                ------------
                                                                                                $  6,877,743
                                                                                                ============
                                        LIABILITIES AND STOCKHOLDERS' DEFICIT
Liabilities:
Mortgage notes payable                                                                          $  8,152,499
Promissory notes payable-related party                                                             2,610,006
Security deposits                                                                                     93,707
Accounts payable and accrued expenses                                                                372,784
Due to officer/director                                                                              132,900
Derivatives at fair value                                                                            864,000
                                                                                                ------------
                                                                                                  12,225,896
                                                                                                ------------
Commitments and contingencies

Stockholders' Deficit:

Series A Convertible Preferred Stock, par value $0.01, 11,000 shares authorized, 11,000
     issued and outstanding.  Aggregate liquidation preference of $10,010 ($0.91 per share)              110
Series B Preferred Stock, par value $0.01, 20,000
     shares authorized, 0 shares issued and outstanding                                                    -
Series C Convertible Preferred Stock, par value $0.01,
     to be issued (43,500 shares)                                                                    540,000
Common stock, par value $0.01, 24,000,000 shares authorized, 118,537 issued and
     outstanding                                                                                       1,185
Additional paid-in capital                                                                         1,174,000
Accumulated deficit                                                                               (7,063,448)
                                                                                                ------------
                                                                                                  (5,348,153)
                                                                                                ------------
                                                                                                $  6,877,743
                                                                                                ============

              The accompanying notes are an integral part of these
                  condensed consolidated financial statements.

            EXCELLENCY INVESTMENT REALTY TRUST, INC. AND SUBSIDIARIES
                   (FORMERLY KNOWN AS GIFT LIQUIDATORS, INC.)
     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
                                   (UNAUDITED)

                                                          For the                             For the
                                                     Three Months Ended                  Nine Months Ended
                                                     ------------------                  -----------------
                                             September 30,      September 30,      September 30,      September 30,
                                                 2006               2005               2006               2005
                                                 ----               ----               ----               ----

Rental Revenue                                $   381,132        $   412,795        $ 1,153,596        $ 1,254,416
                                              -----------        -----------        -----------        -----------

Operating expenses:

   Property operating costs                       260,838            123,701            740,620            544,669

   General and administrative expenses            400,460                  -            852,133            321,251

   Depreciation and amortization                   38,811             39,460            114,513            118,374

   Management fee-related party                         -             12,992             31,019             46,657
                                              -----------        -----------        -----------        -----------

Total operating expenses                          700,109            176,153          1,738,285          1,030,951
                                              -----------        -----------        -----------        -----------

Operating (loss) income                          (318,977)           236,642           (584,689)           223,465
                                              -----------        -----------        -----------        -----------

Non operating income (expense):

   Interest expense                              (166,695)           (84,221)          (458,846)          (259,052)

   Other income                                    22,471                  -             61,386                  -

   Realized loss from sales of trading
     securities                                  (305,915)                 -           (315,943)                 -

   Net unrealized loss on trading
     securities                                  (211,019)                 -            (30,219)                 -

   (Loss) Gain on fair value adjustment
     to derivatives                               (30,000)                 -                  -                  -
                                              -----------        -----------        -----------        -----------

Total non operating expense                      (691,158)           (84,221)          (743,622)          (259,052)
                                              -----------        -----------        -----------        -----------

Net (loss) income                             $(1,010,135)       $   152,421         (1,328,311)       $   (35,587)
                                              ===========        ===========                           ===========
Accumulated deficit - beginning of
 period                                                                              (5,735,137)
                                                                                    -----------

Accumulated deficit - end of period                                                 $(7,063,448)
                                                                                    ===========

(Loss) Earnings per share - basic and
 diluted                                      $     (8.52)       $      1.29        $    (11.21)       $     (0.30)
                                              ===========        ===========        ===========        ===========

Weighted average common shares
 outstanding - basic and diluted                  118,537            118,537            118,537            118,537
                                              ===========        ===========        ===========        ===========


              The accompanying notes are an integral part of these
                  condensed consolidated financial statements.

            EXCELLENCY INVESTMENT REALTY TRUST, INC. AND SUBSIDIARIES
                   (FORMERLY KNOWN AS GIFT LIQUIDATORS, INC.)
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                            For the Nine Months Ended
                                                                                         -------------------------------
                                                                                         September 30,     September 30,
                                                                                             2006              2005
                                                                                             ----              ----
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss                                                                                  $ (1,328,311)     $    (35,587)
Adjustments to reconcile net loss to net cash provided by operating activities:
         Gain on sale of securities                                                            315,943
         Depreciation and amortization                                                         114,515           118,374
         Provision for doubtful accounts                                                        45,902                 -
         Net unrealized loss on trading securities                                              30,219                 -
         Net purchases of trading securities                                                  (483,206)                -

Changes in operating assets and liabilities:
         Accounts receivable - tenants                                                         (19,064)           33,869
         Other receivables                                                                     152,621
         Escrow                                                                                 59,463            26,074
         Other assets                                                                           15,682                 -
         Security deposits                                                                      11,903             4,850
         Accounts payable and accrued expenses                                                 207,806          (115,074)
                                                                                          ------------      ------------

              Net cash (used in) provided by operating activities                             (876,527)           32,506
                                                                                          ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES
         Purchase of fixed assets                                                               (7,200)                -
                                                                                          ------------      ------------

              Net cash used in investing activities                                             (7,200)                -
                                                                                          ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES
         Proceeds from officer/director                                                         15,691                 -
         Repayments to officer/director                                                       (325,000)                -
         Repayment of mortgage notes payable                                                   (71,501)          (49,673)
                                                                                          ------------      ------------

              Net cash used in financing activities                                           (380,810)          (49,673)
                                                                                          ------------      ------------

Decrease in cash and cash equivalents                                                       (1,264,537)          (17,167)

Cash and cash equivalents - beginning of period                                              2,905,529            25,681
                                                                                          ------------      ------------

Cash and cash equivalents - end of period                                                 $  1,640,992      $      8,514
                                                                                          ============      ============

Cash paid during the period during the period for interest                                $    311,567      $          -
                                                                                          ============      ============

Non-cash transactions

Contributions of capital for waived liquidated damages related to derivative liability    $  1,174,000      $          -
                                                                                          ============      ============

Series C Convertible Preferred Stock to be issued in consideration for waived
     liquidated damages                                                                   $    540,000      $          -
                                                                                          ============      ============

              The accompanying notes are an integral part of these
                  condensed consolidated financial statements.

            EXCELLENCY INVESTMENT REALTY TRUST, INC. AND SUBSIDIARIES
                   (FORMERLY KNOWN AS GIFT LIQUIDATORS, INC.)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 1 - NATURE OF OPERATIONS, ORGANIZATION AND FINANCIAL STATEMENT PRESENTATION

Company Background

Excellency Investment Realty Trust, Inc. (formerly known as Gift Liquidators Inc.) and its predecessor companies were originally incorporated in 1963 as Dorsett Educational Systems, Inc. ("Dorsett"). From 1963 through the mid-1980's, Dorsett was in the business of developing and marketing educational material. During that same period, the stock of Dorsett was publicly traded.

In 1990, Dorsett acquired, in a stock for stock exchange, a privately owned business that developed, marketed and distributed a diverse line of gift and novelty products, and changed its name to Laid Back Enterprises, Inc. ("Laid Back"). From that date, until December 2002, Laid Back continued its development, marketing and distribution of gift products, seasonal retailing and closeout liquidation of gift products.

On December 20, 2002, Laid Back's shareholders voted to split-off its gift inventory liquidation business from its gift design and merchandising business. Pursuant to a Split-Off Agreement, dated December 20, 2002 (the "Split-Off Agreement"), Laid Back distributed its gift design and merchandising business to Max Colclasure and Ronald Hurt in exchange for a substantial portion of the shares of Laid Back owned by Mr. Colclasure and Mr. Hurt. The shareholders also voted to approve a change of name from Laid Back to Gift Liquidators, Inc.

Prior to the split-off, Mr. Colclasure and Mr. Hurt owned 64.72% and 6.42% of the stock of Laid Back, respectively. Minority shareholders owned the remaining outstanding stock. Subsequently, Mr. Colclasure and Mr. Hurt acquired all of the remaining outstanding stock of the gift design and merchandising business, thereafter known as Laid Back, and Mr. Colclasure acquired 25.78% of the gift inventory liquidation business now known as Gift Liquidators, Inc. (hereinafter, the "Company"), with the remaining shareholders owning 74.22% of the Company.

Pursuant to the Split-Off Agreement, on December 20, 2002, all of the assets, liabilities and operations were transferred to Laid Back, except for gift liquidation inventory valued at $400,019, which was retained by the Company. In addition, all employees of the Company became employees of Laid Back. Since, the Company had no employees, it entered into an Administrative Services Agreement with Laid Back, dated December 20, 2002 (the "Administrative Services Agreement"), to share administrative functions and personnel. The administrative services, for which the Company reimbursed Laid Back, included sales, marketing, accounting and customer service. In addition, the Company entered into a Tax Sharing Agreement with Laid Back, dated December 20, 2002 (the "Tax Sharing Agreement"), pursuant to which the Company shared certain tax responsibilities with Laid Back.

During the third quarter of 2005, the Company's management determined that it would no longer pursue its interests in the gift liquidation business.

            EXCELLENCY INVESTMENT REALTY TRUST, INC. AND SUBSIDIARIES
                   (FORMERLY KNOWN AS GIFT LIQUIDATORS, INC.)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 1 - NATURE OF OPERATIONS, ORGANIZATION AND FINANCIAL STATEMENT PRESENTATION (Continued)

As of September 28, 2005 (the "Closing Date"), the Company entered into a Preferred Stock Purchase Agreement with David Mladen, pursuant to which Mr. Mladen purchased 11,000 shares of the Company's Series A Convertible Preferred Stock, $0.01 par value per share ("Series A Preferred Stock"), for an aggregate purchase price of $10,000 (the "Preferred Stock Purchase Transaction"). Prior to an amendment to the Company's Certificate of Designation of Series A Convertible Preferred Stock, each share of the Company's Series A Preferred Stock was convertible at any time, at the holder's option, into 5 shares of the Company's common stock, $0.01 par value per share ("Common Stock"), subject to adjustment for stock dividends, stock splits, reclassifications, and similar events.

In addition, as of the Closing Date, two of the Company's former stockholders, including Mr. Colclasure, a former officer and director of the Company, sold an aggregate of 33,761 shares of the Company's Common Stock to Mr. Mladen, which amount represented 28.6% of the Company's issued and outstanding Common Stock (the "Common Stock Purchase Transaction").

Further, as of the Closing Date, the Company's existing officers and directors resigned, and Mr. Mladen was appointed as the Company's sole officer and director.

As a result of the Preferred Stock Purchase Transaction and the Common Stock Purchase Transaction as of the closing date, Mr. Mladen owned and/or controlled approximately 51% of the Company's voting power. By virtue of (i) the percentage of the Company's Common Stock Mr. Mladen acquired, (ii) the number of shares of Common Stock Mr. Mladen would receive upon conversion of the shares of Preferred Stock he purchased, (iii) the resignation of all of the Company's officers and directors, and (iv) the appointment of Mr. Mladen as the Company's sole officer and director, there was deemed to have been a "change in control" of the Company as of the Closing Date.

As of the Closing Date, the Company:

     o    terminated its Administrative Services Agreement with Laid Back;

     o    terminated its Tax Sharing Agreement with Laid Back; and

     o entered into an Asset Sale Agreement with Laid Back (the "Asset Sale Agreement").

Pursuant to the Asset Sale Agreement, effective as of the Closing Date, the Company sold all of its non-cash assets, including certain inventory, to Laid Back, in exchange for the cancellation of the Company's indebtedness to Laid Back in the aggregate amount of $50,485. As a result of the above transactions, the Company became a "shell company", as defined by Securities Act Rule 405 and Exchange Act Rule 12b-2 as a company other than an asset-backed issuer, with (a) no or nominal operations, and (b) either (i) no or nominal assets; (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and other nominal assets.

            EXCELLENCY INVESTMENT REALTY TRUST, INC. AND SUBSIDIARIES
                   (FORMERLY KNOWN AS GIFT LIQUIDATORS, INC.)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 1 - NATURE OF OPERATIONS, ORGANIZATION AND FINANCIAL STATEMENT PRESENTATION (Continued)

Merger

Eternal Enterprise, Inc. ("Eternal") was incorporated in the State of Connecticut on June 18, 1997. Eternal is in the business of acquiring, developing, holding for investment, operating and selling residential real estate properties in the United States. Eternal owns the following residential apartment buildings (collectively, the "Properties"):

        o       154-160A Collins Street, Hartford, CT;
        o       21 Evergreen Avenue, Hartford, CT;
        o       243 & 255 Laurel Street, Hartford, CT;
        o       252 Laurel Street, Hartford CT;
        o       270 Laurel Street, Hartford, CT;
        o       360 Laurel Street, Hartford, CT;
        o       117-145 S. Marshall Street, Hartford, CT; and
        o       56 Webster Street, Hartford, CT.

Prior to the Reverse Merger, described below, Mr. Mladen, the Company's majority stockholder and sole officer and director, was also the majority stockholder and the sole officer and director of Eternal. The other stockholders of Eternal were
(i) Mr. Mladen's daughter, (ii) Mr. Mladen's son-in-law, (iii) Mr. Mladen's son, and (iv) Mr. Mladen's daughter-in-law (collectively, with Mr. Mladen, the "Pre-Acquisition Eternal Stockholders").

In October 2005, the Company formed eight limited partnerships as wholly-owned Delaware subsidiaries of the Company (the "Limited Partnerships"), as follows:

        o       Excellency Investment Realty Trust I, L.P.;
        o       Excellency Investment Realty Trust II, L.P.;
        o       Excellency Investment Realty Trust III, L.P.;
        o       Excellency Investment Realty Trust IV, L.P.;
        o       Excellency Investment Realty Trust V, L.P.;
        o       Excellency Investment Realty Trust VI, L.P.;
        o       Excellency Investment Realty Trust VII, L.P.; and
        o       Excellency Investment Realty Trust VIII, L.P.

On November 4, 2005, the Pre-Acquisition Eternal Stockholders exchanged, in the aggregate, 100% of the issued and outstanding shares of Common Stock of Eternal for (i) limited partnership interests representing 20% of the total partnership interests in each of the Limited Partnerships, and (ii) unsecured promissory notes payable to the Pre-Acquisition Eternal Stockholders in the aggregate principal amount of $2,610,006 (the "LP Notes"), pursuant to Contribution Agreements between the Pre-Acquisition Eternal Stockholders and the Limited Partnerships (the "Reverse Merger"). As a result, Eternal is now 100% owned, in the aggregate, by the Limited Partnerships.

            EXCELLENCY INVESTMENT REALTY TRUST, INC. AND SUBSIDIARIES
                   (FORMERLY KNOWN AS GIFT LIQUIDATORS, INC.)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 1 - NATURE OF OPERATIONS, ORGANIZATION AND FINANCIAL STATEMENT PRESENTATION (Continued)

In consideration of the Company's ownership of 80% of the total partnership interests of each of the Limited Partnerships that now own 100% of Eternal, the Company agreed to assume the LP Notes.

The partnership interests of the Limited Partnerships were exchanged for shares of common stock of Eternal based upon the ratio by which the value of each Property bears to the aggregate value of all of the Properties.

Pursuant to the Partnership Agreements of the Limited Partnerships (the "Partnership Agreements"), among other things, the Company:

     o    is the general partner of each of the Limited Partnerships; and

     o has the right to compel the limited partners (i.e., the Pre-Acquisition Eternal Stockholders) to exchange 100% of their limited partnership interests for shares of Common Stock of the Company.

Because (i) the Pre-Acquisition Eternal Stockholders obtained a majority of the shares of common stock of the combined entity after the combination, (ii) the Pre-Acquisition Eternal Stockholders obtained the ability to elect and appoint a voting majority of the governing board of the combined entity, and (iii) Eternal's officer and director replaced the Company's officers and directors of the combined entity, the transaction was treated as a reverse merger with Eternal as the accounting acquirer of the Company. The accompanying consolidated financial statements of the Company reflect the historical results of operations of Eternal, and the consolidated results of operations subsequent to the acquisition date of November 4, 2005. Eternal, as the accounting acquirer of the "shell company", did not record goodwill or any other intangible asset as a result of this Reverse Merger.

The Company's condensed financial statement as of and for the nine months ended September 30, 2006, have been restated to give retroactive effect to the Reverse Merger.

Reincorporation by Merger in Maryland

On May 10, 2006, the Company formed a new wholly-owned subsidiary, Excellency Investment Realty Trust, Inc., in the State of Maryland (the "Maryland Subsidiary"). The Articles of Incorporation of the Maryland Subsidiary authorized 25,000,000 shares of capital stock, of which 24,000,000 shares were authorized as common stock, $0.01 par value per share, and 1,000,000 were authorized as preferred stock, $0.01 par value per share.

On July 17, 2006, the Maryland Subsidiary filed Articles of Amendment and Restatement to its Articles of Incorporation, to, among other things: (a) increase its number of authorized shares of capital stock to 201,000,000, of which 200,000,000 shares are authorized as common stock and 1,000,000 as preferred stock; and (b) increase the number of shares of common stock into which each share of Series A convertible preferred stock is convertible to one hundred forty-three (143).

            EXCELLENCY INVESTMENT REALTY TRUST, INC. AND SUBSIDIARIES
                   (FORMERLY KNOWN AS GIFT LIQUIDATORS, INC.)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 1 - NATURE OF OPERATIONS, ORGANIZATION AND FINANCIAL STATEMENT PRESENTATION (Continued)

On September 20, 2006, the Company reincorporated in the State of Maryland by virtue of its merger with and into the Maryland Subsidiary (the "Reincorporation by Merger"). The Reincorporation by Merger was consummated pursuant to an Agreement and Plan of Merger by and between the Company and the Maryland Subsidiary, dated July 19, 2006.

As a result of the Reincorporation by Merger, among other things:

     o The surviving company and successor filer is known as Excellency Investment Realty Trust, Inc.;

     o Each share of the Company's issued and outstanding common stock and preferred stock was converted into one share of the Maryland Subsidiary's common stock and preferred stock, respectively;

     o The title to all of the Company's property automatically vested in the Maryland Subsidiary;

     o    The Maryland Subsidiary assumed all of the Company's liabilities;

     o Corporate actions of the surviving entity are now governed by the Maryland Corporations and Associations Law and by the Maryland Subsidiary's Articles of Amendment and Restatement of Articles of Incorporation and Bylaws;

     o David Mladen, the Company's sole officer and director, continued to serve as the sole officer and director of the surviving entity;

     o The trading symbol for the surviving entity's common stock, which is quoted on the over-the-counter bulletin board of the National Association of Securities Dealers, was changed to "EIVR"; and

     o The total number of shares of stock which the surviving entity is authorized to issue has increased to 201,000,000 shares, of which 200,000,000 shares are common stock, $0.01 par value per share and 1,000,000 are preferred stock, par value $0.01.

While the Reincorporation by Merger resulted in changes to the Company's name and state of incorporation, as well as the other changes listed above, it did not result in any material changes to its business, management, assets, liabilities or net worth.

            EXCELLENCY INVESTMENT REALTY TRUST, INC. AND SUBSIDIARIES
                   (FORMERLY KNOWN AS GIFT LIQUIDATORS, INC.)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements include the accounts of Excellency Investment Realty Trust, Inc., its controlled subsidiaries comprised of certain Limited Partnerships (see Note 1), and Eternal Enterprise, Inc. (wholly owned in the aggregate by the Limited Partnerships) (hereinafter collectively referred to as the "Company"). As noted above, the historical financial statements as presented reflect the operations of Eternal as a result of the Reverse Merger. The Company records minority interest for the non-owned portions of consolidated subsidiaries, however, these subsidiaries have not generated any income to warrant the recording of such minority interests through September 30, 2006. All significant inter-company transactions and accounts have been eliminated in the consolidated financial statements.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission (the "SEC") for interim financial reporting. Certain information and footnote disclosures normally included in the Company's annual financial statements have been condensed or omitted. In the Company's opinion, the unaudited interim financial statements and accompanying notes reflect all adjustments consisting of normal and recurring adjustments that are necessary for a fair presentation of its financial position and operating results for the interim periods ended September 30, 2006 and 2005. The results of operations for such periods are not necessarily indicative of the results that may be expected for the full year or any future period.

Because the Company is engaged in the rental and sale of real estate, the operating cycle may extend beyond one year. Accordingly, following the usual practice of the real estate industry, the accompanying condensed consolidated balance sheet is unclassified.

The preparation of the Company's condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amount of revenues and expenses during the reporting period. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations.

Certain amounts in the September 30, 2005 condensed consolidated financial statements have been reclassified to conform to the September 30, 2006 presentation.

            EXCELLENCY INVESTMENT REALTY TRUST, INC. AND SUBSIDIARIES
                   (FORMERLY KNOWN AS GIFT LIQUIDATORS, INC.)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Real Estate

Real estate is stated at cost. The Company's real estate has been pledged as security for various mortgage notes payable.

Depreciation

Buildings are depreciated using the straight line method over an estimated useful life of 40 years. Building improvements are depreciated using the straight line method over their estimated service lives, as determined by management, generally between 5 and 15 years. Depreciation expense for the three and nine months ended September 30, 2006 and 2005 was $35,233, $33,688, $103,779, and $101,058, respectively.

Cash and Cash Equivalents

All highly liquid investments with an original maturities of three months or less are considered to be cash equivalents. The Company maintains its cash accounts with various financial institutions.

Cash balances are insured by the Federal Deposit Insurance Corporation up to $100,000. As of September 30, 2006, the uninsured portion of cash balances held at such financial institutions was $1,550,372.

Investments in Securities

The Company accounts for its investments in securities in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Management determines the appropriate classification of its investments in marketable securities at the time of purchase. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities. Debt securities for which the Company does not have the intent or ability to hold to maturity and equity securities not classified as trading securities are classified as available-for-sale. The cost of investments sold is determined on the specific identification or the first-in, first-out method. Trading securities are reported at fair value with unrealized gains and losses recognized in earnings (see Note 5), and available-for-sale securities are also reported at fair value but unrealized gains and losses are shown in the caption "unrealized gains (losses) on shares available-for-sale" included in stockholders' equity. Management determines fair value of its investments based on quoted market prices at each balance sheet date. At September 30, 2006, all investments are classified as trading securities.

Fair Value of Financial Instruments

The carrying value of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses and due to officer/director at September 30, 2006, approximate their fair value because of their relatively short maturities.

Derivative Liabilities

The Company accounts for the registration rights agreements as a separate freestanding instrument and accounts for the liquidated damages provision as a derivative liability in accordance with SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." Accordingly the liability is recorded at estimated fair value based on an estimate of the probability and costs of cash penalties being incurred and is revalued at each balance sheet date with changes in value recorded as other non operating income or expense (see Note 8).

            EXCELLENCY INVESTMENT REALTY TRUST, INC. AND SUBSIDIARIES
                   (FORMERLY KNOWN AS GIFT LIQUIDATORS, INC.)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Deferred Financing Costs

Deferred financing costs include fees and costs to obtain the Company's mortgages and other notes payable. These costs are amortized over the terms of the respective loans. Amortization expense for the three and nine months ended September 30, 2006 and 2005 was $3,578, $5,772, $10,734, and $11,544,
respectively.

Revenue Recognition

Leases entered into between tenants and the Company for the rental of apartment units are generally year to year and are renewable upon consent of both parties on an annual or monthly basis. The Company also offers shorter term leases. Rental income is earned on a straight-line basis over the terms of the lease. Advance receipts of rental income are deferred and classified as liabilities.

Loss Per Share

Loss per share is calculated based on the weighted average number of common shares outstanding during the period. The common stock equivalents for the Company's preferred stock were not included in the computation of diluted loss per share because to do so would have been anti-dilutive.

For the three and nine months ended September 30, 2006 and 2005, respectively, 1,573,000 and 55,000 of common stock equivalents were not included in the calculation of diluted loss per share as their effect would be anti-dilutive

Income Taxes

The Company accounts for income taxes following the asset and liability method in accordance with SFAS No. 109, "Accounting for Income Taxes." Under such method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The Company's income tax returns are prepared on the cash basis of accounting. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years that the asset is expected to be recovered or the liability settled. The types of deferred tax assets are book versus tax depreciation and net operating losses.

In assessing the need for a valuation allowance, the Company estimates future taxable income, considering the feasibility of ongoing tax planning strategies and the realizability of tax loss carryforwards. Valuation allowances related to deferred tax assets can be impacted by changes to tax laws, changes to statutory tax rates and future taxable income levels. In the event the Company was to determine that it would not be able to realize all or a portion of its deferred tax assets in the future, it would increase the recorded valuation allowance through a charge to income in the period in which the determination is made. Conversely, if the Company were to determine that it would be able to realize its deferred tax assets in the future in excess of the net carrying amount, it would decrease the recorded valuation allowance through an increase to income in the period in which that determination is made.

            EXCELLENCY INVESTMENT REALTY TRUST, INC. AND SUBSIDIARIES
                   (FORMERLY KNOWN AS GIFT LIQUIDATORS, INC.)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

As of September 30, 2006, the Company has concluded that it is more likely than not that the Company will not realize any deferred tax assets and has provided a valuation allowance against the entire balance.

Comprehensive Income and Loss

SFAS No. 130, "Accounting for Comprehensive Income," establishes standards for reporting and disclosure of comprehensive income and its components (including revenues, expenses, gains and losses) in a full set of general-purpose financial statements. The items of other comprehensive income that are typically required to be disclosed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities that are accounted for as available-for-sale securities.

Recent Accounting Pronouncements and Interpretations

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004), "Share-Based Payment". SFAS 123 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award, usually the vesting period. Subsequent changes in fair value during the requisite service period, measured at each reporting date, will be recognized as compensation cost over that period. SFAS 123 is effective in the first period beginning after June 15, 2005. The Company adopted SFAS 123 in 2006. The adoption of SFAS 123 did not have an impact on the Company's financial position and results of operations.

In December 2005, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment to FASB Statements No. 133 and 140" and in May 2005, the FASB issued SFAS No. 154 "Accounting and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3." The Company is not significantly impacted by these statements and does not expect their implementation to have a material impact on the Company's consolidated financial statements.

            EXCELLENCY INVESTMENT REALTY TRUST, INC. AND SUBSIDIARIES
                   (FORMERLY KNOWN AS GIFT LIQUIDATORS, INC.)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

FASB Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurements, issued in September 2006, establishes a formal framework for measuring fair value under GAAP. It defines and codifies the many definitions of fair value included among various other authoritative literature, clarifies and, in some instances, expands on the guidance for implementing fair value measurements, and increases the level of disclosure required for fair value measurements. Although SFAS No. 157 applies to and amends the provisions of existing FASB and AICPA pronouncements, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards. SFAS No. 157 applies to all other accounting pronouncements requiring or permitting fair value measurements, except for; SFAS No. 123 (R), share-based payment and related pronouncements, the practicability exceptions to fair value determinations allowed by various other authoritative pronouncements, and AICPA Statements of Position 97-2 and 98-9 that deal with software revenue recognition. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

NOTE 3 - FINANCINGS

Promissory Notes Payable - Related Party

As of November 4, 2005 (the "Loan Date"), the Pre-Acquisition Eternal Stockholders exchanged, in the aggregate, 100% of the issued and outstanding shares of common stock of Eternal, for (i) limited partnership interests representing 20% of the total partnership interests in each of the Limited Partnerships, and (ii) unsecured promissory notes payable to the Pre-Acquisition Eternal Stockholders in the aggregate principal amount of $2,610,006 (the "LP Notes"), pursuant to Contribution Agreements between the Pre-Acquisition Eternal Stockholders and the Limited Partnerships. In consideration for the Company's ownership of 80% of the total partnership interests of each of the Limited Partnerships, the Company agreed to assume the LP Notes.

The interest rate on the LP Notes is 7% per annum. The entire balance of principal and interest of the LP Notes is due and payable on November 4, 2010. The LP Notes may be prepaid without penalty. All payments shall be applied first toward the payment of interest and the balance towards the reduction of principal. As of September 30, 2006, no payments have been made.

            EXCELLENCY INVESTMENT REALTY TRUST, INC. AND SUBSIDIARIES
                   (FORMERLY KNOWN AS GIFT LIQUIDATORS, INC.)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 3 - FINANCINGS (Continued)

Equity Line

On August 29, 2006, the Company entered into an Investment Agreement with Dutchess Private Equities Fund, L.P. (the "Investor"), pursuant to which the Investor committed to purchase up to $25,000,000 of the Company's common stock over the course of thirty six (36) months. The amount that the Company shall be entitled to request from each purchase ("Puts") shall be equal to, at the Company's election, either (i) $250,000, or (ii) 200% of the average daily volume (U.S. market only) of the common stock for the 10 trading days prior to the applicable put notice date, multiplied by the average of the 3 daily closing bid prices immediately preceding the put date. The put date shall be the date that the Investor receives a put notice of a draw down by the Company. The purchase price shall be set at 93% of the lowest closing Best Bid price of the common stock during the pricing period. The pricing period shall be the 5 consecutive trading days immediately after the put notice date. There are put restrictions applied on days between the put date and the closing date with respect to that particular Put. During this time, the Company shall not be entitled to deliver another put notice. Further, the Company shall reserve the right to withdraw that portion of the Put that is below 90% of the lowest closing bid prices for the 10-trading day period immediately preceding each put notice. As of September 30, 2006, the Company had not raised any funds under this Investment Agreement.

In connection with the Investment Agreement, the Company paid the Investor a due diligence fee of $15,000.

NOTE 4 - ESCROW ACCOUNT

As of September 30, 2006, the Company maintained an escrow account with Astoria Federal Mortgage Corp. in the amount of $40,227 for the payment of real estate taxes and property insurance.

NOTE 5 - INVESTMENTS IN TRADING SECURITIES

The Company's investments are comprised of equity securities of publicly traded companies. At September 30, 2006, the investments had an aggregate cost of $167,264 and an aggregate market value of $137,045, which resulted in a net unrealized loss of $30,219.

            EXCELLENCY INVESTMENT REALTY TRUST, INC. AND SUBSIDIARIES
                   (FORMERLY KNOWN AS GIFT LIQUIDATORS, INC.)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 6 - LOANS PAYABLE

Mortgage

On December 27, 2005, the Company borrowed an aggregate of $8,224,000 from Astoria Federal Mortgage Corp. ("Astoria"), in connection with the refinancing of the Properties, evidenced by eight notes payable (the "Mortgage Notes"). The initial interest rate on the Mortgage Notes, of 5.625%, will remain in effect for eighty four (84) months. Thereafter, the Mortgage Notes bear interest at a rate equal to the five (5) year "Fixed Rate Advance" as determined by the Federal Home Bank of New York, plus two and one half percent (2.5%), rounded to the nearest one-eighth of one percent (0.125%) and the interest rate will be adjusted every sixty (60) months. The loans are repayable in monthly installments of principal and interest (which total $47,343), due on the first day of each month, commencing February 1, 2006. The principal and interest payments are based on a 360 month amortization. The Mortgage Notes mature on January 1, 2018, at which time the entire unpaid principal balance, plus accrued interest thereon, shall be due.

The Mortgage Notes are collateralized by each respective Property. David Mladen, the Company's majority stockholder, and sole officer and director, has guaranteed up to 5% of the outstanding balance of the principal with interest for the life of the loan. The Company incurred approximately $178,000 of deferred financing costs related to these loans, which will be amortized over the life of the mortgage notes payable (twelve years). There was no amortization expense for the year ended December 31, 2005.

The principal balance at December 31, 2005, as reported by the Company on Form 10-KSB, was $8,224,000 ($8,152,499 as of September 30,2006). Future annual maturities of the mortgage notes payable as of December 31, 2005 were as follows:

         Fiscal Year            Amount
         -----------            ------
            2006             $     99,011
            2007                  113,982
            2008                  120,561
            2009                  127,521
            2010                  134,881
         Thereafter             7,628,044
                             ------------
                             $  8,224,000
                             ============

NOTE 7 - RELATED PARTY TRANSACTIONS

Property Management

Until June 30, 2006, properties were managed by White Knight Management, LLC ("White Knight"), a related party owned and controlled by David Mladen, the Company's sole officer and director. Pursuant to an oral agreement between the parties, White Knight collected the rent on behalf of the Company and paid the Company's operating expenses.

            EXCELLENCY INVESTMENT REALTY TRUST, INC. AND SUBSIDIARIES
                   (FORMERLY KNOWN AS GIFT LIQUIDATORS, INC.)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 7 - RELATED PARTY TRANSACTIONS (Continued)

Management fees were $-0- and $12,992 and $31,019 and $46,657 for the three and nine months ended September 30, 2006 and 2005, respectively. The Properties were managed pursuant to an oral agreement, which provides for management fees of approximately 4% of revenues. The Company discontinued this arrangement with White Knight effective July 1, 2006, and the Properties are now managed by the Company.

Due to Officer/Director

At various times in 2003, 2004, and 2005, David Mladen, the Company's majority stockholder and sole officer and director, made unsecured loans to Eternal Enterprise, Inc., in the aggregate amount of approximately $400,000 with an interest rate of 6% per annum (the "Mladen Loans") due on or before May 10, 2010. In February 2006, the Company paid $325,000 to Mr. Mladen as partial repayment of the Mladen Loans, including accrued interest. The remaining balance due to the officer/director, as of September 30, 2006, was $132,900.

NOTE 8 - STOCKHOLDERS' DEFICIT

Liquidated Damages

In connection with David Mladen's purchase of 11,000 shares of the Company's Series A Preferred Stock (the "Preferred Stock"), the Company entered into a Registration Rights Agreement with Mr. Mladen (the "Registration Rights Agreement"), pursuant to which the Company agreed to prepare and, on or prior to the sixtieth (60th) day following the date of such purchase, file with the Securities and Exchange Commission ("SEC") a Resale Registration Statement on Form SB-2 (the "Resale Registration Statement"), to register all of the shares of the Company's Common Stock underlying the Preferred Stock (the "Conversion Shares"). Further, pursuant to the Registration Rights Agreement, the Company is required to use best efforts to (a) have the SEC declare the Resale Registration Statement effective within ninety (90) days after filing the Resale Registration Statement with the SEC (or one hundred and twenty (120) days in the event any comments on the Registration Statement are received from the SEC), and (b) maintain the effectiveness of the Resale Registration Statement until all such common shares have been sold or may be sold without volume restrictions pursuant to Rule 144(k) of the Securities Act of 1933, as amended.

            EXCELLENCY INVESTMENT REALTY TRUST, INC. AND SUBSIDIARIES
                   (FORMERLY KNOWN AS GIFT LIQUIDATORS, INC.)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 8 - STOCKHOLDERS' DEFICIT (Continued)

If the Company (i) fails to file the Resale Registration Statement, or (ii) fails to have the Registration Statement declared effective within the required period, or (iii) if effectiveness is not maintained, the Registration Rights Agreement requires the Company to make payments to Mr. Mladen in an aggregate amount equal to two percent (2%) per month of $9,000,000 (assuming the sale of $9,000,000 of the aggregate fair market value of the Conversion Shares) ("Outstanding Principal Amount"), multiplied by the number of months (prorated for partial months) until the failure is cured. As of the date hereof, the Resale Registration Statements has not been filed. As of June 30, 2006, Mr. Mladen agreed to waive $1,174,000 of liquidated damages due to him, and such amount was accounted for as a contribution of capital as of that date. On October 24, 2006, Mr. Mladen agreed to additionally waive an aggregate of $720,000 in liquidated damages, for the period between July 1, 2006 and October 31, 2006 (see Note 10). As of September 30, 2006, $540,000 of these liquidated damages have been recorded as preferred stock to be issued (see Note 10).

The Company accounts for the Registration Rights Agreement as a separate freestanding instrument and accounts for the liquidated damages provision as a derivative liability in accordance with to SFAS 133. Accordingly, the liability is recorded at estimated fair value based on an estimate of the probability and costs of cash penalties being incurred and is revalued at each balance sheet date, with changes in value recorded as non-operating income (expense). As of September 30, 2006, the liability amounted to $864,000, and is included on the balance sheet as a derivative liability.

Series A Preferred Stock

As of September 28, 2005, the Company filed a Certificate of Designation of Series A Convertible Preferred Stock (the "Series A Certificate of Designation") with the Secretary of State of the State of Oklahoma, designating a Series of 11,000 shares of Series A Convertible Preferred Stock, $0.01 par value per share (the "Series A Preferred Stock"). Pursuant to the Series A Certificate of Designation, as amended on July 12, 2006, holders of the Company's Series A Preferred Stock:

     o shall be entitled to cast one hundred forty three (143) votes per share of Series A Preferred Stock upon all matters submitted to a vote of the holders of the Company's Common Stock;

     o shall be entitled to receive dividends when and as declared by the Company's Board of Directors; and

     o shall be entitled to convert each of their shares of Series A Preferred Stock into one hundred forty three (143) shares of the Company's Common Stock, at any time, and from time to time, for no additional consideration.

            EXCELLENCY INVESTMENT REALTY TRUST, INC. AND SUBSIDIARIES
                   (FORMERLY KNOWN AS GIFT LIQUIDATORS, INC.)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 8 - STOCKHOLDERS' DEFICIT (Continued)

The shares of Series A Preferred Stock:

     o shall be not be reissued after they are reacquired by the Company by reason of repurchase or otherwise, and all such shares shall be returned to the status of undesignated shares of the Company's Preferred Stock; and

     o shall be adjusted in the event of stock splits, stock combinations, mergers, reorganizations, or other such events.

As of September 30, 2006, all 11,000 shares of the Company's Series A Preferred Stock were issued and outstanding.

Series B Preferred Stock

On March 10, 2006, the Company filed a Certificate of Designation of Series B Preferred Stock (the "Series B Certificate of Designation") with the Secretary of State of the State of Oklahoma, designating a series of 20,000 shares of Preferred Stock of the Company, $0.01 par value (the "Series B Preferred Stock"). Pursuant to the Series B Certificate of Designation, holders of the Company's Series B Preferred Stock:

     o shall be entitled to cast one hundred (100) votes per share of Series B Preferred Stock upon all matters submitted to a vote of the holders of the Company's Common Stock;

     o shall not be entitled to receive dividends when and as declared, out of the Company's net profits;

     o shall not be entitled to a liquidation preference in the event of any liquidation, dissolution or winding up of the Company; and

     o shall not be entitled to convert their shares of Series B Preferred Stock into shares of the Company's Common Stock.

In addition, the shares of Series B Preferred Stock:

     o    shall not be redeemable by the Company;

     o shall rank junior to all other series of the Company's Preferred Stock as to the distributions of assets, unless the terms of any such series shall provide otherwise;

     o shall be not be reissued after they are reacquired by the Company by reason of repurchase or otherwise, and all such reacquired shares shall be returned to the status of undesignated shares of the Company's Preferred Stock; and

     o shall be adjusted in the event of stock splits, stock combinations, mergers, reorganizations, or other such events.

            EXCELLENCY INVESTMENT REALTY TRUST, INC. AND SUBSIDIARIES
                   (FORMERLY KNOWN AS GIFT LIQUIDATORS, INC.)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 8 - STOCKHOLDERS' DEFICIT (Continued)

So long as any shares of Series B Preferred Stock remain issued and outstanding, the Company shall not, without the consent of the holders of a majority of the shares of Series B Preferred Stock then outstanding:

     o amend, alter or repeal any provision of the Company's Certificate of Incorporation (including the Certificate of Designation), or Bylaws;

     o authorize, or increase the authorized amount of any additional class or series of stock; or

     o    effect any reclassification of the Series B Preferred Stock.

The Series B Certificate of Designation may be amended by vote of both the Company's Board of Directors and the holders of a majority of the outstanding shares of Series B Preferred Stock.

As of September 30, 2006, no shares of the Company's Series B Preferred Stock were issued or outstanding.

NOTE 9 - CONTINGENCIES

Going Concern

The Company has suffered recurring losses from operations and has a net stockholders' deficit of $5,348,153 all of which raise substantial doubt about the Company's ability to continue as a going concern. Management plans to raise capital through a combination of debt and equity financings and to manage cash flows carefully. However, the Company has no assurance that sufficient cash flow will be generated in the future to meet its operating requirements.

Periodic Filings

Under a 2005 rule change, OTC Bulletin Board ("OTCBB") issuers that are cited for filing delinquency three times in a 24-month period and those removed for failure to file two times in a 24-month period will be ineligible for quotation by an NASD member. Following removal under this new rule, an issuer's securities would again become eligible for quotation on the OTCBB when the issuer has filed periodic reports for one year in a timely manner.

The Company has been late in two of its periodic filings with the Securities and Exchange Commission ("SEC") during 2006. Accordingly, the Company may be ineligible for quotation by an NASD member if it is delinquent one more time in its periodic filings with the SEC during the applicable 24-month period.

            EXCELLENCY INVESTMENT REALTY TRUST, INC. AND SUBSIDIARIES
                   (FORMERLY KNOWN AS GIFT LIQUIDATORS, INC.)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 10 - SUBSEQUENT EVENTS

Series C Convertible Preferred Stock

On October 6, 2006, the Company's Board of Directors approved the reclassification and designation of 43,500 shares of the Company's authorized preferred stock, $0.01 par value per share, designated as series C convertible preferred stock ("Series C Preferred Stock"). On October 11, 2006, the Company filed Articles Supplementary to the Articles (the "Articles Supplementary") with the State Department of Assessments and Taxation of Maryland, reclassifying and designating the Series C Preferred Stock and fixing the rights and preferences of such series. Pursuant to the Articles Supplementary, the holders of the Company's Series C Preferred Stock:

     o shall be entitled to cast one thousand (1,000) votes per share of Series C Preferred Stock upon all matters submitted to a vote of the holders of the Company's Common Stock;

     o shall be entitled to receive dividends when and as declared by the Company's Board of Directors; and

     o shall be entitled to convert each of their shares of Series C Preferred Stock into one thousand (1,000) shares of the Company's Common Stock, at any time, and from time to time, for no additional consideration.

The shares of Series C Preferred Stock:

     o shall be not be reissued after they are reacquired by the Company by reason of repurchase or otherwise, and all such shares shall be returned to the status of undesignated shares of our Preferred Stock; and

     o shall be adjusted in the event of stock splits, stock combinations, mergers, reorganizations, or other such events.

On October 18, 2006, the Company issued the 43,500 shares of Series C Preferred Stock (the "Preferred Shares") to David Mladen, the Company's President, Chief Executive Officer and director. The Preferred Shares were issued to Mr. Mladen in consideration for his agreement to waive $720,000 of liquidated damages due to him, for the period of July 1, 2006 through October 31, 2006, by virtue of the Company's failure to satisfy certain of its registration requirements.

On October 24, 2006, Mr. Mladen converted the Preferred Shares into 43,500,000 shares of the Company's Common Stock.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Stockholders and Board of Directors of Gift Liquidators, Inc.


We have audited the accompanying consolidated balance sheet of Gift Liquidators, Inc. and subsidiaries (the "Company") as of December 31, 2005, and the related consolidated statements of operations, stockholders' equity (deficiency), and cash flows for each of the years in the two-year period ended December 31, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Gift Liquidators, Inc. and subsidiaries as of December 31, 2005, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.


/s/ Carlin, Charron & Rosen, LLP


Glastonbury, Connecticut
June 6, 2006

                     GIFT LIQUIDATORS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2005


                                     ASSETS


Real Estate Land                                                   $    811,402
  Buildings and improvements                                          5,154,110
                                                                   ------------
                                                                      5,965,512
Less: accumulated depreciation and amortization                         997,052
                                                                   ------------
                                                                      4,968,460

Cash and cash equivalents                                             2,905,529
Accounts receivable-tenants, net of allowance
  for doubtful accounts of $10,000                                       40,885
Deferred financing costs, net of accumulated
  amortization of $-0-                                                  177,522
Escrow                                                                   99,690
Other assets                                                            189,093
                                                                   ------------
                                                                   $  8,381,179
                                                                   ============

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Liabilities:
Mortgage notes payable                                             $  8,224,000
Promissory notes payable-related party                                2,610,006
Security deposits                                                        81,805
Accrued expenses                                                        179,001
Due to officer/director                                                 442,209
Derivative liability                                                  2,578,000
                                                                   ------------
                                                                     14,115,021

Commitments and contingencies

Stockholder's Deficiency:
Convertible Preferred stock, par value $0.01, 1,000,000
shares authorized, 11,000 issued and outstanding.
Aggregate liquidation preference of $10,010 ($0.91 per share)               110
Common stock, par value $0.01, 24,000,000 shares
authorized, 118,537 issued and outstanding                                1,185
Deficit                                                              (5,735,137)
                                                                   ------------
                                                                     (5,733,842)
                                                                   ------------
                                                                   $  8,381,179
                                                                   ============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                     GIFT LIQUIDATORS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


                                                              2005                      2004
                                                          -----------               -----------
Rental revenue                                            $ 1,616,685               $ 1,509,418

Operating expenses:
  Property operating costs                                  1,042,924                   642,770
  Depreciation and amortization                               245,011                   157,341
  General and administrative expenses                         876,677                   788,665
  Management fee-related party                                 64,667                    60,736
                                                          -----------               -----------
Total operating expenses                                    2,229,279                 1,649,512

Operating loss                                               (612,594)                 (140,094)

Non operating expenses:
  Interest expense                                            393,962                   362,566
  Costs to defease mortgages                                  654,083                        --
                                                          -----------               -----------
Total non operating expenses                                1,048,045                   362,566
                                                          -----------               -----------

Net loss                                                  $(1,660,639)              $  (502,660)
                                                          ===========               ===========
Loss per share - basic and diluted                        $    (14.01)              $     (4.24)
                                                          ===========               ===========
Weighted average common shares outstanding- basic
and diluted                                                   118,537                   118,537
                                                          ===========               ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                     GIFT LIQUIDATORS, INC. AND SUBSIDIARIES
     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


                             Preferred Stock                Common Stock
                         ------------------------    -------------------------

                          Shares        Amount         Shares         Amount       Retained
                                                                                   Earnings        Total
                                                                                   (Deficit)
                         ---------    -----------    -----------   -----------   -----------    -----------
Balance at January 1,
2004                            --    $        --            500   $     1,000   $ 1,631,262    $ 1,632,262
Net loss                        --             --             --            --      (502,660)      (502,660)
                         ---------    -----------    -----------   -----------   -----------    -----------

Balance at December 31,
2004                            --             --            500         1,000     1,128,602      1,129,602
Recapitalization            11,000            110        118,037           185    (5,203,100)    (5,202,805)
Net loss                        --             --             --            --    (1,660,639)    (1,660,639)
                         ---------    -----------    -----------   -----------   -----------    -----------
Balance at December 31,
2005                        11,000    $       110        118,537   $     1,185   $(5,735,137)   $(5,733,842)
                         =========    ===========    ===========   ===========    ===========    ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                     GIFT LIQUIDATORS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

CASH FLOWS FROM OPERATING ACTIVITIES                                    2005                   2004
                                                                    -----------            -----------

Net loss                                                           $(1,660,639)           $  (502,660)
Adjustments to reconcile net loss to net cash
   (used in) provided  by operating activities:
     Depreciation and amortization                                     245,011                157,341
     Provision for doubtful accounts                                    10,315                 22,662
     Write-off of related party receivable                             387,266                470,601
     Compensation charge related to buy-back of
     minority interest                                                 479,096                     --

Changes in operating assets and liabilities:
   Accounts receivable                                                  (1,602)               (30,298)
   Escrow                                                               61,914                176,163
   Other receivables                                                  (167,020)                    --
   Due to/from related party                                          (387,266)              (470,601)
   Other assets                                                         (5,138)               186,172
   Accrued expenses                                                    101,691                (35,574)
   Security deposits                                                   (12,086)                54,275
                                                                   -----------            -----------
          Net cash (used in) provided by operating
          activities                                                  (948,458)                28,081
                                                                   -----------            -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Additions to land, buildings, and improvements                       (35,242)                    --
                                                                   -----------            -----------

          Net cash used in operating activities                        (35,242)                    --

CASH FLOWS FROM FINANCING ACTIVITIES

   Proceeds from mortgage refinancing                                3,913,753                     --
   Due to officer/director                                             117,317                238,325
   Repayment of mortgage                                                    --               (117,095)
   Proceeds from the issuance of preferred stock                        10,000                     --
   Payment of deferred financing costs                                (177,522)                    --
   Payment of note payable                                                  --               (128,740)
                                                                   -----------            -----------
          Net cash provided by (used in) financing activities        3,863,548                 (7,510)

Increase in cash and cash equivalents                                2,879,848                 20,571
Cash and cash equivalents- beginning of year                            25,681                  5,110
                                                                   -----------            -----------
Cash and cash equivalents-end of year                              $ 2,905,529            $    25,681
                                                                   ===========            ===========

Cash paid during the year for interest                             $   369,972            $   344,276
                                                                   ===========            ===========

Non-Cash Transactions

Dividend recorded in connection with issuance of promissory
notes for acquisition of Eternal Enterprises, Inc.                 $ 2,610,006                     --
                                                                   ===========            ===========

Net Inflow of refinancing:

Proceeds from mortgage notes payable                               $ 8,224,000
Purchase of minority interest                                         (479,096)
Repayment of mortgage note payable                                  (3,831,151)
                                                                    ----------
Proceeds from refinancing                                          $ 3,913,753
                                                                   ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                     GIFT LIQUIDATORS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS, ORGANIZATION AND FINANCIAL STATEMENT PRESENTATION

Company Background

Gift Liquidators, Inc. and its predecessor companies were originally incorporated in 1963 as Dorsett Educational Systems, Inc ("Dorsett"). From 1963 through the mid 1980's, Dorsett was in the business of developing and marketing educational material. During that same period, the stock of the Dorsett was publicly traded.

In 1990 the Dorsett acquired, in a stock for stock exchange, a privately owned business that developed, marketed and distributed a diverse line of gift and novelty products, and changed its name to Laid Back Enterprises, Inc ("Laid Back"). From that date, until December 2002, the Laid Back continued its development, marketing and distribution of gift products, seasonal retailing and closeout liquidation of gift products.

On December 20, 2002, Laid Back shareholders voted to split-off its gift inventory liquidation business from its gift design and merchandising business. Pursuant to a Split-Off Agreement, dated December 20, 2002 (the "Split-Off Agreement"), Laid Back distributed its gift design and merchandising business to Max Colclasure and Ronald Hurt in exchange for a substantial portion of the shares of Laid Back owned by Mr. Colclasure and Mr. Hurt. The shareholders also voted to approve a change of name from Laid Back to Gift Liquidators, Inc.

Prior to the split-off, Mr. Colclasure and Mr. Hurt owned 64.72% and 6.42% of the stock of Laid Back, respectively. Minority shareholders owned the remaining outstanding stock. Subsequently, Mr. Colclasure and Mr. Hurt owned all of the outstanding stock of the gift design and merchandising business, thereafter known as Laid Back, and Mr. Colclasure owned 25.78% of the gift inventory liquidation business now known as Gift Liquidators, Inc. (hereinafter, the "Company"), with the remaining shareholders owning 74.22% of the Company.

Pursuant to the Split-Off Agreement, on December 20, 2002, all of the assets, liabilities and operations were transferred to Laid Back, except for gift liquidation inventory valued at $400,019, which was retained by the Company. In addition, all employees of the Company became employees of Laid Back. Since, the Company had no employees, it entered into an Administrative Services Agreement with Laid Back, dated December 20, 2002 (the "Administrative Services Agreement"), to share administrative functions and personnel. The administrative services, for which the Company reimbursed Laid Back, included sales, marketing, accounting and customer service. In addition, the Company entered into a Tax Sharing Agreement with Laid Back, dated December 20, 2002 (the "Tax Sharing Agreement"), pursuant to which the Company shared certain tax responsibilities with Laid Back.

During the third quarter of 2005, the Company's management determined that it would no longer pursue its interests in the gift liquidation business.

                     GIFT LIQUIDATORS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS, ORGANIZATION AND FINANCIAL STATEMENT PRESENTATION (Continued)

Recent Developments

As of September 28, 2005 (the "Closing Date"), the Company entered into a Preferred Stock Purchase Agreement with Mr. David Mladen, pursuant to which Mr. Mladen purchased 11,000 shares of the Company's Series A Convertible Preferred Stock, $0.01 par value per share ("Series A Preferred Stock"), for an aggregate purchase price of $10,000 (the "Preferred Stock Purchase Transaction"). Each share of the Company's Series A Preferred Stock is convertible at any time, at the holder's option, into 5 shares of the Company's common stock, $0.01 par value per share ("Common Stock"), subject to adjustment for stock dividends, stock splits, reclassifications, and similar events.

In addition, as of the Closing Date, two of the Company's former stockholders, including Mr. Colclasure, a former officer and director of the Company, sold an aggregate of 33,761 shares of the Company's Common Stock to Mr. Mladen, which amount represented 28.6% of the Company's issued and outstanding Common Stock (the "Common Stock Purchase Transaction").

Further, as of the Closing Date, the Company's existing officers and directors resigned, and Mr. Mladen was appointed as the Company's sole officer and director.

As a result of the Preferred Stock Purchase Transaction and the Common Stock Purchase Transaction, Mr. Mladen owns and/or controls approximately 51% of the Company's voting power. By virtue of (i) the percentage of the Company's Common Stock Mr. Mladen acquired, (ii) the number of shares of Common Stock Mr. Mladen would receive upon conversion of the shares of Preferred Stock he purchased,
(iii) the resignation of all of the Company's officers and directors, and (iv) the appointment of Mr. Mladen as the Company's sole officer and director, there was deemed to have been a "change in control" of the Company as of the Closing Date.

As of the Closing Date, the Company:

     o    terminated its Administrative Services Agreement with Laid Back;

     o    terminated its Tax Sharing Agreement with Laid Back; and

     o entered into an Asset Sale Agreement with Laid Back (the "Asset Sale Agreement").

Pursuant to the Asset Sale Agreement, effective as of the Closing Date, the Company sold all of its non-cash assets, including certain inventory, to Laid Back, in exchange for the cancellation of the Company's indebtedness to Laid Back in the aggregate amount of $50,485. As a result of the above transactions, the Company became a "shell company", as defined by Securities Act Rule 405 and Exchange Act Rule 12b-2, as a company, other than an asset-backed issuer, with
(a) no or nominal operations, and (b) either (i) no or nominal assets; (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and other nominal assets.

                     GIFT LIQUIDATORS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS, ORGANIZATION AND FINANCIAL STATEMENT PRESENTATION (Continued)

Merger

Eternal Enterprise, Inc. ("Eternal") was incorporated in the State of Connecticut on June 18, 1997. Eternal is in the business of acquiring, developing, holding for investment, operating and selling residential real estate properties in the United States. Eternal owns the following residential real estate properties (collectively, the "Properties"):

     o    154-60A Collins Street, Hartford, CT;
     o    21 Evergreen Avenue, Hartford, CT;
     o    243 & 255 Laurel Street, Hartford, CT;
     o    252 Laurel Street, Hartford CT;
     o    270 Laurel Street, Hartford, CT;
     o    360 Laurel Street, Hartford, CT;
     o    117-141 S. Marshall Street, Hartford, CT; and
     o    56 Webster Street, Hartford, CT.

Prior to the Reverse Merger, described below, Mr. Mladen, the Company's majority stockholder and sole officer and director, was also the majority stockholder and the sole officer and director of Eternal. The other stockholders of Eternal were
(i) Mr. Mladen's daughter, (ii) Mr. Mladen's son-in-law, (iii) Mr. Mladen's son, and (iv) Mr. Mladen's daughter-in-law (collectively, with Mr. Mladen, the "Pre-Acquisition Eternal Stockholders").

In October 2005, the Company formed eight limited partnerships as wholly-owned Delaware subsidiaries of the Company (the "Limited Partnerships"), as follows:

     o    Excellency Investment Realty Trust I, L.P.;
     o    Excellency Investment Realty Trust II, L.P.;
     o    Excellency Investment Realty Trust III, L.P.;
     o    Excellency Investment Realty Trust IV, L.P.;
     o    Excellency Investment Realty Trust V, L.P.;
     o    Excellency Investment Realty Trust VI, L.P.;
     o    Excellency Investment Realty Trust VII, L.P.; and
     o    Excellency Investment Realty Trust VIII, L.P.

                     GIFT LIQUIDATORS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS, ORGANIZATION AND FINANCIAL STATEMENT PRESENTATION (Continued)

On November 4, 2005, the Pre-Acquisition Eternal Stockholders exchanged, in the aggregate, 100% of the issued and outstanding shares of Common Stock of Eternal, for (i) limited partnership interests representing 20% of the total partnership interests in each of the Limited Partnerships, and (ii) promissory notes payable to the Pre-Acquisition Eternal Stockholders in the aggregate principal amount of $2,610,006 (the "LP Notes"), pursuant to Contribution Agreements between the Pre-Acquisition Eternal Stockholders and the Limited Partnerships (the "Reverse Merger"). As a result, Eternal is now 100% owned, in the aggregate, by the Limited Partnerships.

In consideration for the Company's ownership of 80% of the total partnership interests of each of the Limited Partnerships, the Company agreed to assume the LP Notes.

The partnership interests of the Limited Partnerships were exchanged for shares of common stock of Eternal based upon the ratio by which the value of each Property bears to the aggregate value of all of the Properties.

Pursuant to the Partnership Agreements of the Limited Partnerships (the "Partnership Agreements"), among other things, the Company:

     o    is the general partner of each of the Limited Partnerships; and

     o has the right to compel the limited partners (i.e., the Pre-Acquisition Eternal Stockholders) to exchange 100% of their limited partnership interests for shares of Common Stock of the Company.

Because (i) the Pre-Acquisition Eternal Stockholders obtained a majority of the shares of common stock of the combined entity after the combination, (ii) the Pre-Acquisition Eternal Stockholders obtained the ability to elect and appoint a voting majority of the governing board of the combined entity, and (iii) Eternal's officer and director replaced the Company's officers and directors of the combined entity, the transaction was treated as a Reverse Merger ("Reverse Merger"), with Eternal as the accounting acquirer of the Company. The accompanying consolidated financial statements of the Company reflect the historical results of operations of Eternal, and the consolidated results of operations subsequent to the acquisition date of November 4, 2005. Eternal, as the accounting acquirer of the "shell company", did not record goodwill or any other intangible asset for this Reverse Merger.

The common stock of Eternal has been retroactively restated to reflect the recapitalization and merger transactions discussed above.

                     GIFT LIQUIDATORS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Gift Liquidators, Inc., its controlled subsidiaries comprised of certain Limited Partnerships (see Note 1), and Eternal Enterprise, Inc. (wholly owned in the aggregate by the Limited Partnerships) (collectively referred to as the "Company"). The Company records minority interest for the non-owned portions of consolidated subsidiaries. All significant inter-company transactions and accounts have been eliminated in the consolidated financial statements.

Financial Statement Presentation

Because the Company is engaged in the rental and sale of real estate, the operating cycle may extend beyond one year. Accordingly, following the usual practice of the real estate industry, the accompanying consolidated balance sheet is unclassified.

Use of Estimates

The preparation of the Company's consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of expenses during the reporting period. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.


Real Estate

Real estate is stated at cost. The Company's real estate has been pledged as security for various mortgage notes payable as described more fully in Note 3.

Depreciation

Buildings are depreciated on the straight line method over the estimated useful life of 40 years. Building improvements are depreciated on the straight line method over their estimated service lives, as determined by management, generally between 5 and 15 years. Depreciation and amortization expense for the years ended December 31, 2005 and 2004 was $135,331 and $134,250, respectively.

Impairment

The Company periodically evaluates its long-lived assets, including investments in real estate, for impairment indicators in accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". The judgments regarding the existence of impairment indicators are based on factors such as operational performance, market conditions, expected holding period of each asset and legal and environmental concerns.

If impairment indicators are present, we compare the expected future undiscounted cash flows for the long-lived asset against the carrying amount of that asset. If the sum of the estimated undiscounted cash flows is less than the carrying amount of the asset, an impairment loss would be recorded for the difference between the estimated fair value and the carrying amount of the asset.

The Company has not identified any impairment indicators and consequently has not recognized any impairment losses.

                     GIFT LIQUIDATORS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)


Derivative Liabilities

The Company accounts for the registration rights agreements as a separate freestanding instrument and accounts for the liquidated damages provision as a derivative liability in accordance with SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." Accordingly, the liability is recorded at estimated fair value based on an estimate of the probability and costs of cash penalties being incurred and is revalued at each balance sheet date with changes in value recorded in other non operating expenses.

Cash and Cash Equivalents

All highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. We maintain our cash and restricted cash accounts with various financial institutions. Cash balances are insured by the Federal Deposit Insurance Corporation up to $100,000. As of December 31, 2005, the uninsured portion of cash and restricted Escrow cash balances held at such financial institutions was $2,810,533.

Accounts Receivable - Tenants

Tenant receivables are reported net of an allowance for doubtful accounts. Management's estimate of the allowance is based on historical collection experience and a review of the current status of specific tenant accounts receivable.

Deferred Financing Costs

Deferred financing costs include fees and costs to obtain the Company's mortgages and other notes payable. These costs are amortized over the term of the respective loans.

Reportable Segments

SFAS No. 131, "Disclosures About Segments of Enterprise and Related Information", establishes standards for reporting financial and descriptive information about an enterprise's reportable segments. Management has determined that the Company has one reportable segment, which is investment in real estate.

Revenue Recognition

Leases entered into between a tenant and the Company for the rental of an apartment unit are generally year to year, renewable upon consent of both parties on an annual basis, or monthly basis, for shorter term leases. Rental income is earned on a straight-lined basis over the terms of the lease. Advance receipts of rental income are deferred and classified as liabilities.

Earnings Per Share

Earnings per share is calculated based on the weighted average number of common shares outstanding during the period. The Company's preferred stock was not included in the computation of diluted loss per share because to do so would have been antidilutive.

Income Taxes

The Company accounts for income taxes following the asset and liability method in accordance with SFAS No. 109, "Accounting for Income Taxes." Under such method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The Company's income tax returns are prepared on the cash basis of accounting. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years that the asset is expected to be recovered or the liability settled.

                     GIFT LIQUIDATORS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements and Interpretations

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004), "Share-Based Payment". SFAS 123 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award, usually the vesting period. Subsequent changes in fair value during the requisite service period, measured at each reporting date, will be recognized as compensation cost over that period. SFAS 123 is effective in the first period beginning after June 15, 2005. The Company will be required to adopt SFAS 123 in 2006. The Company does not expect the adoption of SFAS 123 to have an impact on the Company's financial position and results of operations.

In December 2005, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment to FASB Statements No. 133 and 140" and in May 2005, the FASB issued SFAS No. 154 "Accounting and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3." The Company is not significantly impacted by these statements and does not expect their implementation to have a material impact on the Company's consolidated financial statements.

In June 2005, the FASB ratified the consensus in Emerging Issues Task Force Issue No. 04-5, "Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights" ("EITF 04-5"), which provides guidance in determining whether a general partner controls a limited partnership. EITF 04-5 states that the general partner in a limited partnership is presumed to control that limited partnership. The presumption may be overcome if the limited partners have either (1) the substantive ability to dissolve the limited partnership or otherwise remove the general partners without cause, or (2) substantive participating rights, which provide the limited partner with the ability to effectively participate in significant decisions that would be expected to be made in the ordinary course of the limited partnership's business and thereby preclude the general partner from exercising unilateral control over the partnership. The Company's adoption of EITF 04-5, which is effective for new or modified limited partnerships as of June 30, 2005, and all other limited partnership arrangements as of January 1, 2006, is not expected to have a material effect on the Company's financial position or results of operations.

NOTE 3 - FINANCINGS

Mortgage Notes Payable

As a result of the Reverse Merger (described in Note 1), the Company is the owner of eight residential real estate properties (the "Properties"), all in the metropolitan Hartford are of Connecticut.

On December 27, 2005, the Company borrowed an aggregate of $8,224,000 from Astoria Federal Mortgage Corp. ("Astoria"), in connection with the refinancing of the Properties, evidenced by eight notes payable (the "Mortgage Notes"). The initial interest rate on the Mortgage Notes, of 5.625%, will remain in effect for eighty four (84) months. Thereafter, the Mortgage Notes bear interest at a rate equal to the five (5) year "Fixed Rate Advance" as determined by the Federal Home Bank of New York, plus two and one half percent (2.5%), rounded to the nearest one-eighth of one percent (0.125%) and the interest rate will be adjusted every sixty (60) months. The loans are repayable in monthly installments of principal and interest, due on the first day of each month, commencing February 1, 2006. The principal and interest payments will be based on a 360 month amortization. The Mortgage Notes mature on January 1, 2018, at which time the entire unpaid principal balance, plus accrued interest thereon, shall be due.

                     GIFT LIQUIDATORS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - FINANCINGS-(Continued)

Mortgage Notes Payable-(Continued)

The Mortgage Notes are secured against by each respective Property. David Mladen, the Company's majority stockholder, and sole officer and director, has guaranteed up to 5% of the outstanding balance of the principal with interest for the life of the loan. The Company incurred approximately $178,000 of deferred financing costs related to these loans, which will be amortized over the life of the mortgage notes payable (twelve years). There was no amortization expense for the year ended December 31, 2005.

The following sets forth the amounts outstanding on each of the Notes at December 31, 2005 and the initial required monthly principal and interest payments:

                                            Mortgage Note   Initial Monthly Principal
Location of Property                           Amount         and Interest Payment
--------------------                           ------         --------------------
270 Laurel Street, Hartford, CT              $2,000,000        $   11,513
117-141 S. Marshall Street, Hartford, CT      1,432,000             8,243
154-60A Collins Street, Hartford, CT          1,304,000             7,506
243 &255 Laurel Street, Hartford, CT          1,128,000             6,496
21 Evergreen Avenue, Hartford, CT               704,000             4,052
360 Laurel Street, Hartford, CT                 592,000             3,407
252 Laurel Street, Hartford CT                  584,000             3,363
56 Webster Street, Hartford, CT                 480,000             2,763
                                             ----------        ----------
   Total                                     $8,224,000        $   47,343
                                             ==========        ==========


In connection with the refinance described above, the Company defeased its existing mortgage with Credit Suisse First Boston Mortgage Capital, LLC. The Company incurred approximately $654,000 in costs associated with the defeasance. Additionally, the Company wrote-off the remaining deferred financing costs related to the mortgage totaling approximately $110,000.

Principal payment maturities on the mortgage outstanding at December 31, 2005 are:

          Fiscal Year        Amount
          -----------        ------

             2006         $   99,011
             2007            113,982
             2008            120,561
             2009            127,521
             2010            134,881
          Thereafter       7,628,044
                          ----------
                          $8,224,000
                          ==========

                     GIFT LIQUIDATORS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - FINANCINGS-(Continued)

Promissory Notes Payable


Loans by Limited Partnerships

As of November 4, 2005 (the "Loan Date"), the Pre-Acquisition Eternal Stockholders exchanged, in the aggregate, 100% of the issued and outstanding shares of common stock of Eternal, for (i) limited partnership interests representing 20% of the total partnership interests in each of the Limited Partnerships, and (ii) promissory notes payable to the Pre-Acquisition Eternal Stockholders in the aggregate principal amount of $2,610,006 (the "LP Notes"), pursuant to Contribution Agreements between the Pre-Acquisition Eternal Stockholders and the Limited Partnerships. In consideration for the Company's ownership of 80% of the total partnership interests of each of the Limited Partnerships, the Company agreed to assume the LP Notes. The Company has recorded a dividend of $2,610,006 in connection with the issuance of the LP Notes.

The interest rate on the LP Notes is 7% per annum. The entire balance of principal and interest of the LP Notes is due and payable on November 4, 2010. The LP Notes may be prepaid without penalty. All payments shall be applied first toward the payment of interest and the balance towards the reduction of principal.

NOTE 4 - INCOME TAXES
Significant components of the Company's deferred tax assets and liabilities for federal and state tax purposes are as follows:

                                         December 31, 2005
 Net operating loss carryforwards            $ 79,000
 Depreciation                                 (25,000)
                                             --------
 Total deferred tax assets                     54,000
                                             --------
 Valuation allowance                          (54,000)
                                             --------
 Net deferred tax assets                     $    -0-
                                             ========

SFAS 109 provides for the recognition of deferred tax assets if realization of such assets is more likely than not. Based upon the weight of available evidence, which includes the Company's historical operating performance and the reported cumulative net losses in prior years, the Company has provided a full valuation allowance against its net deferred tax assets.

As of November 4, 2005, the date of the Eternal merger, the Company had net operating loss carry-forwards for federal income tax purposes of approximately $210,000. Utilization of some of the net operating loss carryforwards may be subject to substantial annual limitations due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. The annual limitation may result in the expiration of net operating loss carryforwards before utilization. The net operating loss carry forwards will expire at various dates beginning in 2005 and 2006.

Prior to the merger, Eternal was organized as a corporation electing S corporation status under applicable sections of the Internal Revenue Code and accordingly, all income tax attributes passed through to the stockholders. As a consequence of the Reverse Merger and change in shareholders (which are not eligible to be S Corporation shareholders), Eternal lost its eligibility to be an S Corporation. Accordingly, the Company is taxable as a C Corporation under the Internal Revenue Service Code subsequent to the merger.

                     GIFT LIQUIDATORS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 5 - RESTRICTED CASH

As of December 31, 2005, the Company maintained an escrow account with Astoria in the amount of $99,690 for the payment of real estate taxes and property insurance.


NOTE 6 - RELATED PARTY TRANSACTIONS

Property Management Fees

The Properties are managed by White Knight Management, LLC, ("White Knight"), a related party owned and controlled by David Mladen, the Company's majority stockholder and sole officer and director. Pursuant to an oral agreement between the parties, White Knight collects rent on behalf of the Company and pays the Company's operating expenses. As of December 31, 2005 and 2004, White Knight owed the Company $387,266 and $470,601, respectively. However, the Company has written off such amounts from White Knight as the Company has determined the amounts are not collectible.

Management fees were $64,667 and $60,736 for the years ended December 31, 2005 and 2004, respectively. The Properties are managed pursuant to the oral agreement which provides for management fees of approximately 4% of revenues.

Purchase of Limited Partnership Interests of Goran Mladen

Between October 26, 2005 and October 31, 2005, the Company formed eight limited partnerships as wholly-owned Delaware subsidiaries of the Company. As a result of the Reverse Merger (described in Note 1), as of November 4, 2005, the Company owned 80% of the partnership interests of each of the limited partnerships.

On December 29, 2005, the Company entered into a Purchase and Sale Agreement with Goran Mladen (the "Purchase Agreement"), pursuant to which the Company purchased all of the interests in the Limited Partnerships owned by Goran Mladen, for an aggregate purchase price of $479,096. The amount has been charged to operations and is included in General and Administrative Expenses in the accompanying Statement of Operations, since the minority interest balance is zero as of December 29, 2005. Goran Mladen is the son of the Company's majority stockholder, and sole officer and director, David Mladen, and was also a former officer of Eternal. As a result, as of the date of the Purchase Agreement, the Company now owns approximately 81% of the partnership interests of each of the Limited Partnerships.

Due to Officer/Director

At various times in 2003, 2004, and 2005, David Mladen, the Company's majority stockholder and sole officer and director, made loans to Eternal Enterprise, Inc., in the aggregate amount of approximately $400,000 with an interest rate of 6% per annum (the "Mladen Notes") due on or before May 10, 2010. In February 2006, the Company paid $325,000 to Mr. Mladen as partial repayment of the Mladen Notes.

NOTE 7 - STOCKHOLDERS' DEFICIENCY

The following transactions were initiated by Gift Liquidators prior to the Reverse Merger and are therefore not reflected in the historical results of operatons of the Company.

As of September 29, 2005 (the "Closing Date"), the Company entered into a Preferred Stock Purchase Agreement with Mr. David Mladen (the "Preferred Stock Purchase Agreement"), pursuant to which Mr. Mladen purchased 11,000 shares of the Company's Series A Convertible Preferred Stock, $0.01 par value per share ("Series A Preferred Stock"), for an aggregate purchase price of $10,000 (the "Preferred Stock Purchase Transaction").

Pursuant to the Certificate of Designation of Series A Convertible Preferred Stock, each share of the Company's Series A Preferred Stock is convertible at any time, at the holder's option, into 5 shares of the Company's common stock, $0.01 par value per share ("Common Stock"), subject to adjustment for stock dividends, stock splits, reclassifications, and similar events.

                     GIFT LIQUIDATORS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - STOCKHOLDERS' DEFICIENCY (Continued)

As further set forth in the Preferred Stock Purchase Agreement, the Company agreed that, among other things, on or prior to the Closing Date:

     o The Company would enter into the Registration Rights Agreement with Mr. Mladen, as further discussed below;

     o    The Company would file the Series A Certificate of Designation;

     o The Company's officers and directors would resign and would appoint Mr. Mladen as the Company's sole officer and director;

     o The Company would enter into an Asset Sale Agreement with Laid Back, then an affiliate of the Company;

     o The Company's board of directors would approve a fifteen-for-one reverse stock split of the Company's Common Stock; and

     o The Company would terminate both its Administrative Services Agreement and Tax Sharing Agreement with Laid Back.

As of the Closing Date, the Company entered into a Registration Rights Agreement with Mr. Mladen (the "Registration Rights Agreement"), pursuant to which the Company agreed to register all of the shares of its Common Stock underlying the Series A Preferred Stock Mr. Mladen purchased under the Preferred Stock Purchase Agreement.

In addition, as of the Closing Date, two of the Company's former stockholders, sold an aggregate of 33,761 shares of the Company's Common Stock to Mr. Mladen, which amount represented 28.6% of the Company's issued and outstanding Common Stock (the "Common Stock Purchase Transaction"). As a result of the Preferred Stock Purchase Transaction and the Common Stock Purchase Transaction, Mr. Mladen owns and/or controls approximately 51% of the Company's issued and outstanding Common Stock. By virtue of (i) the percentage of the Company's Common Stock Mr. Mladen acquired, (b) the number of shares of Common Stock Mr. Mladen would receive upon conversion of the shares of Series A Preferred Stock he purchased,
(c) the resignation of all of the Company's officers and directors, and (d) the appointment of Mr. Mladen as the Company's sole officer and director, there was deemed to have been a "change in control" of the Company as of the Closing Date.

Reverse Stock Split

As of September 29, 2005, the Company's board of directors approved a 15-for-1 reverse stock split of the Company's Common Stock, in which every fifteen shares of the Company's Common Stock would be combined into one share of the Company's Common Stock. The Company was authorized to either (i) round any fractional shares resulting from such reverse split to the nearest whole share, or (ii) purchase such fractional shares from the applicable shareholders at their fair market value. Immediately prior to the split there were 1,770,717 common shares issued and outstanding. Immediately after the split there were approximately 118,048 common shares issued and outstanding.

                     GIFT LIQUIDATORS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - STOCKHOLDERS' DEFICIENCY (Continued)

Liquidated Damages

     In connection with David Mladen's purchase of 11,000 shares of the Company's Series A Preferred Stock (the "Preferred Stock"), the Company entered into a Registration Rights Agreement with Mr. Mladen (the "Registration Rights Agreement"), pursuant to which the Company agreed to prepare, and, on or prior to the sixtieth (60th) day following the date of such purchase, file with the Securities and Exchange Commission ("SEC") a Resale Registration Statement on Form SB-2 (the "Resale Registration Statement"), to register all of the shares of the Company's Common Stock underlying the Preferred Stock (the "Conversion Shares"). Further, pursuant to the Registration Rights Agreement, the Company is required to use best efforts to (a) have the SEC declare the Resale Registration Statement effective within ninety (90) days after filing the Resale Registration Statement with the SEC (or one hundred and twenty (120) days in the event any comments on the Registration Statement are received from the SEC), and (b) maintain the effectiveness of the Resale Registration Statement until all such common shares have been sold or may be sold without volume restrictions pursuant to Rule 144(k) of the Securities Act of 1933, as amended.

     If the Company (i) fails to file the Resale Registration Statement, or (ii) fails to have the Registration Statement declared effective within required period, or (iii) if effectiveness is not maintained, the Registration Rights Agreement requires the Company to make payments to Mr. Mladen in an aggregate amount equal to two percent (2%) per month of $9,000,000 (assuming the sale of $9,000,000 of the aggregate fair market value of the Conversion Shares) ("Outstanding Principal Amount"), multiplied by the number of months (prorated for partial months) until the failure is cured. As of the date hereof, the Resale Registration Statements has not been filed. Mr. Mladen has agreed to waive approximately $204,000 of Liquidated Damages due to him, as of December 31, 2005.

     The Company accounts for the Registration Rights Agreement as a separate freestanding instrument and accounts for the liquidated damages provision as a derivative liability in accordance with to SFAS 133. Accordingly, the liability is recorded at estimated fair value based on an estimate of the probability and costs of cash penalties being incurred and is revalued at each balance sheet date, with changes in value recorded as non-operating income (expense). As of December 31, 2005, the liability amounted to $2,578,000, and is included on the balance sheet as a derivative liability.

                     GIFT LIQUIDATORS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS No. 107, "Fair Value of Financial Instruments", requires disclosure of the fair value of financial instruments for which the determination of fair value is practicable. SFAS No. 107 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between the willing parties.

The carrying amount of the Company's financial instruments approximates their fair value as outlined below.

     o    Cash and cash equivalents, accounts receivable and accrued expense:
          The carrying amounts approximate their fair value because of the short maturity of those instruments.

     o Mortgage notes payable: The carrying amounts approximates its fair value as the interest rates on the debt approximates the Company's current incremental borrowing rate.

     o Promissory notes payable - related party and due to officer/director - It is not practical to estimate the fair value of amounts due to related parties.

The Company's financial instruments are held for other than trading purposes.

NOTE 9- COMMITMENTS AND OTHER MATTERS

Legal Proceedings

The Company is not presently subject to any material litigation, and, to management's knowledge, there is not any material litigation presently threatened against the Company. The Company is occasionally subject to ordinary routine legal and administrative proceedings incident to the ownership of residential real estate. Some of the legal and other expenses related to these proceedings are covered by insurance and none of these costs and expenses are expected to have a material adverse effect on the Company's Consolidated Financial Statements.

Periodic Filings

Under a 2005 rule change, OTC Bulletin Board ("OTCBB") issuers that are cited for filing delinquency three times in a 24-month period and those removed for failure to file two times in a 24-month period will be ineligible for quotation by an NASD member. Following removal under this new rule, an issuer's securities would again become eligible for quotation on the OTCBB when the issuer has filed periodic reports for one year in a timely manner.

The Company has been late in two of its periodic filings with the Securities and Exchange Commission ("SEC") during 2006. Accordingly, the Company may be ineligible for quotation by an NASD member if it is delinquent one more time in its periodic filings with the SEC during the applicable 24-month period.

NOTE 9 - SUBSEQUENT EVENTS

Repayment of Due to Officer/Director

In February 2006, the Company paid $325,000 to Mr. Mladen as partial repayment of the Mladen Notes.

                     GIFT LIQUIDATORS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - SUBSEQUENT EVENTS (Continued)

Series B Preferred Stock

On March 10, 2006, the Company's board of directors approved the designation of a series of 20,000 shares of Preferred Stock of the Company, $0.01 par value per share. On March 13, 2006, the Company filed a Certificate of Designation of Series B Preferred Stock (the "Series B Certificate of Designation") with the Secretary of State of the State of Oklahoma. Pursuant to the Series B Certificate of Designation, holders of the Company's Series B Preferred Stock:

     o shall be entitled to cast one hundred (100) votes per share of Series B Preferred Stock upon all matters submitted to a vote of the holders of the Company's Common Stock;

     o shall not be entitled to receive dividends when and as declared, out of the Company's net profits;

     o shall not be entitled to a liquidation preference in the event of any liquidation, dissolution or winding up of the Company; and

     o shall not be entitled to convert their shares of Series B Preferred Stock into shares of the Company's Common Stock.

In addition, the shares of Series B Preferred Stock:

     o    shall not be redeemable by the Company;

     o shall rank junior to all other series of the Company's Preferred Stock as to the distributions of assets, unless the terms of any such series shall provide otherwise;

     o shall be not be reissued after they are reacquired by the Company by reason of repurchase or otherwise, and all such required shares shall be returned to the status of undesignated shares of the Company's Preferred Stock;

     o shall be adjusted in the event of stock splits, stock combinations, mergers, reorganizations, or other such events.

So long as any shares of Series B Preferred Stock remain issued and outstanding, the Company shall not, without the consent of the holders of a majority of the shares of Series B Preferred Stock then outstanding:

     o amend, alter or repeal any provision of the Company's Certificate of Incorporation (including the Certificate of Designation), or bylaws;

     o authorize, or increase the authorized amount of any additional class or series of stock; or

     o    effect any reclassification of the Series B Preferred Stock.

The Series B Certificate of Designation may be amended by vote of both the Company's board of directors and the holders of a majority of the outstanding shares of Series B Preferred Stock.

As of June 6, 2006, no shares of the Company's Series B Preferred Stock were issued or outstanding.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. EXCEPT WHERE OTHERWISE INDICATED, THIS PROSPECTUS SPEAKS AS OF THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE PROSPECTUS DATE HEREOF.


                                    TABLE OF CONTENTS
                                                                                   Page
Prospectus Summary ...................................................................1
     The Company......................................................................1         EXCELLENCY INVESTMENT
     The Offering.....................................................................4         REALTY TRUST, INC.
     Transaction Summary..............................................................5
Summary Financial Information ........................................................7
Risk Factors..........................................................................8              6,573,000 SHARES
Special Note Regarding Forward-Looking Statements....................................18
Use of Proceeds .....................................................................19
Market for Our Shares................................................................19
Holders..............................................................................19
Dividend Policy......................................................................19
Management's Discussion and Analysis of
     Financial Condition and Results of Operations ..................................20
Business ............................................................................33
Legal Proceedings ...................................................................38                    PROSPECTUS
Management ..........................................................................41
Executive Compensation ..............................................................43
Security Ownership of Certain Beneficial Owners and Management.......................44
Certain Relationships and Related Transactions ......................................45         [_____________], 2006
Description of Securities ...........................................................46
Shares Eligible for Resale ..........................................................50
Selling Stockholders.................................................................51
Plan of Distribution ................................................................55
Legal Matters .......................................................................57
Experts .............................................................................57
Changes in and Disagreements with Accountants on
     Accounting and Financial Disclosure.............................................57
Where You Can Find Additional Information ...........................................58
Index to Consolidated Financial Statements ..........................................F-1

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Our Articles of Incorporation give us the power to indemnify our officers, directors, employees and agents to the full extent permitted under Maryland General Corporation Law. Our Bylaws further provide for the indemnification of such persons to the full extent permitted under Maryland General Corporation Law and for the payment of expenses in advance of any final disposition of action. These provisions are permitted under Maryland General Corporation Law. In the event that the Maryland General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors and officers, the Articles of Incorporation and Bylaws will be amended accordingly. We have not purchased directors and officers liability insurance. However, we may purchase such insurance in the future to limit our potential exposure for indemnification of directors and officers.

          Section 2-418 of the Maryland General Corporation Law provides, in substance, that corporations, under certain circumstances, have the power to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by reason of the fact of such position against expenses incurred in defending any such action, suit or proceeding.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the common stock being registered.


SEC registration fee                                  $2,651.48
Legal fees and expenses                                  30,000
Accountants' fees and expenses                               --
Printing expenses                                            --
                                                      ---------
         Total                                       $32,651.48
                                                      =========
-----------
All amounts except the SEC registration fee are estimated. All of the expenses set forth above are being paid by us.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The following is a list of our securities that have been sold or issued by us during the past three years. Each of these securities was sold without registration under the Securities Act of 1933, in reliance on Regulation D of the Securities Act of 1933. There were no underwriting discounts or commissions paid in connection with the sale of these securities, except as noted.

Effective as of September 28, 2005, we entered into a Preferred Stock Purchase Agreement with David Mladen, pursuant to which we sold 11,000 shares of our Series A Preferred Stock to Mr. Mladen for an aggregate purchase price of $10,000. Each share of our Series A Preferred Stock is convertible at any time, at the holder's option, into 5 shares of our Common Stock, subject to adjustment for stock dividends, stock splits, reclassifications, and similar events. We believe that the offer and sale of these securities is exempt from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering.

On October 18, 2006, we issued 43,500 shares of our series C convertible preferred stock, $0.01 par value per share (the "Series C Shares"), to David Mladen, our President and Chief Executive Officer, and a director of ours. The Series C Shares were issued to Mr. Mladen, in consideration for his agreement to waive $720,000 of liquidated damages due to him by virtue of our failure to satisfy certain of our registration requirements. On October 24, 2006, Mr. Mladen converted the Series C Shares into 43,500,000 shares of our common stock, $0.01 par value per share.

ITEM 27. EXHIBITS

(a) Exhibits

2.1 Agreement and Plan of Merger between Gift Liquidators, Inc. and Excellency Investment Realty Trust, Inc., dated July 19, 2006 (filed as Exhibit 2.1 to our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006, filed on August 21, 2006, and incorporated herein by reference)**

3.1 Articles of Amendment and Restatement of Articles of Incorporation of Excellency Investment Realty Trust, Inc. (filed as Exhibit 3.1 to our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006, filed on August 21, 2006, and incorporated herein by reference)**

3.2 Bylaws of Excellency Investment Realty Trust, Inc. (filed as Exhibit 3.2 to our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006, filed on August 21, 2006, and incorporated herein by reference)**

3.3 Certificate of Ownership and Merger, filed with the Secretary of State of the State of Oklahoma on September 18, 2006 (filed as Exhibit 3.3 to our Current Report on Form 8-K, filed September 25, 2006 and incorporated herein by reference)**

3.4 Articles of Merger, filed with the Maryland State Department of Assessments and Taxation on September 20, 2006 (filed as Exhibit 3.4 to our Current Report on Form 8-K, filed September 25, 2006 and incorporated herein by reference)**

4.1 Amended and Restated Certificate of Designation of Series A Preferred Stock (filed as Exhibit 4.1 to our Current Report on Form 8-K, dated July 18, 2006 and incorporated herein by reference)**

4.2 Certificate of Designation of Series B Preferred Stock (filed as Exhibit 4.2 to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, filed on June 8, 2006, and incorporated herein by reference)**

4.3 Articles Supplementary to the Articles of Amendment and Restatement of Articles of Incorporation, filed October 11, 2006 (filed as Exhibit 4.1 to our Current Report on Form 8-K filed on October 11, 2006, and incorporated herein by reference)**

5.1 Consent of Gersten Savage LLP *

10.1 Preferred Stock Purchase Agreement, between the Company and David Mladen, dated September 29, 2005 (Filed as Exhibit 10.1 to our Current Report on Form 8-K, dated September 29, 2005 and incorporated herein by reference)**

10.2 Registration Rights Agreement, between the Company and David Mladen, dated September 29, 2005 (Filed as Exhibit 10.2 to our Current Report on Form 8-K, dated September 29, 2005 and incorporated herein by reference)**

10.3 Asset Sale Agreement, between the Company and Laid Back Enterprises Inc., dated September 29, 2005 (Filed as Exhibit 10.3 to our Current Report on Form 8-K, dated September 29, 2005 and incorporated herein by reference)**

10.4 Form of Contribution Agreement (Filed as Exhibit 10.1 to our amended Current Report on Form 8-K/A, dated November 4, 2005 and incorporated by reference) **

10.5 Form of Limited Partnership Agreement (Filed as Exhibit 10.2 to our amended Current Report on Form 8-K/A, dated November 4, 2005 and incorporated herein by reference)**

10.6 Investment Agreement, dated as of August 29, 2006, by and between Gift Liquidators, Inc. and Dutchess Private Equities Fund, L.P. (Filed as Exhibit
10.1 to our Current Report on Form 8-K, filed August 31, 2006 and incorporated herein by reference)**

10.7 Registration Rights Agreement, dated as of August 29, 2006, by and between Gift Liquidators, Inc. and Dutchess Private Equities Fund, L.P. (Filed as
Exhibit 10.2 to our Current Report on Form 8-K, filed August 31, 2006 and incorporated herein by reference)**

23.1 Consent of Gersten Savage LLP (included in Exhibit 5.1 hereto)*

23.2 Consents of Carlin, Charlin & Rosen, LLP*


* Filed herewith.
** Incorporated by reference as indicated.

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities
Act:

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)(ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communication, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter)

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

That for the purpose of determining any liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3)(ss.230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or
(b)(7) (ss.230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x)(ss.230.415(a)(1)(i), (vii), or (x)
of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.



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


                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in Hartford, Connecticut on this 29 day of November 2006.


                                    EXCELLENCY INVESTMENT REALTY TRUST, INC.



                                     By: /s/David Mladen
                                         -------------------
                                         David Mladen
                                         Chief Executive Officer

         In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


SIGNATURE                          TITLE                              DATE


/s/ David Mladen
-------------------
    David Mladen      President, Chief Executive Officer       November 29, 2006
                      and Director (Principal Executive,
                      Financial and Accounting Officer)





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